Sales Report:Supplement No. 238 dated Jul 15, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, we are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

The prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in the prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

We "incorporate" into the prospectus information we filed with the SEC in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. This means that we disclose important information to you by referring to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is available on our website, www.prosper.com.

The information incorporated by reference is considered to be part of the prospectus. Information contained in the prospectus automatically updates and supersedes previously filed information.

You may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Customer Support, 111 Sutter St, 22nd Floor, San Francisco, CA 94104; telephone number (415) 593-5400; or emailed to support@prosper.com. In addition, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available on our website, www.prosper.com.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 427098
This series of Notes was issued and sold upon the funding of the borrower loan #43501, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jul-09-2010
				Auction end date:	Jul-14-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$111.34
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.14%	Final monthly payment:	$111.34

Auction yield range:	7.93% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1994	Debt/Income ratio:	17%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 7	Length of status:	4y 11m
Credit score:	640-659 (Jul-2010)	Total credit lines:	22	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$7,659	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	mellywellydoodleallday	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	12 ( 100% )	640-659 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	680-699 (May-2008)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
Paying off medical bills
Purpose of loan:
This loan will be used to pay several medical bills (3 Upper GI's, Allergy Testing, etc)
My financial situation:
I am a good candidate for this loan because I'm hardworking. I currently have 2 part-time jobs and one full-time job.?One of my part-time jobs as?a Independent Consultant for a candle company is?really taking off.????I also teach exercise classes at the local Y. ??

Monthly net income: $ 2500

Monthly expenses: $
??Housing: $ 700
??Insurance: $50
??Car expenses: $ 300
??Utilities: $?90
??Phone, cable, internet: $ 200
??Food, entertainment: $ 50
??Clothing, household expenses $?200
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simplelender80	$100.00	$100.00	7/9/2010 4:50:12 PM
nybanker85	$50.00	$50.00	7/9/2010 4:51:37 PM
bountiful-durability	$50.00	$50.00	7/9/2010 4:53:52 PM
bold-durability-drum	$50.00	$50.00	7/9/2010 4:54:01 PM
bid-czar8	$100.00	$100.00	7/9/2010 4:54:09 PM
Pulchritudinous	$25.00	$25.00	7/9/2010 4:56:30 PM
tech310	$50.00	$50.00	7/9/2010 4:50:20 PM
ray1051	$25.00	$25.00	7/9/2010 4:50:32 PM
rescue	$50.00	$50.00	7/9/2010 4:53:20 PM
riproaringrapids	$25.00	$25.00	7/9/2010 4:56:29 PM
studious-bonus7	$50.00	$50.00	7/9/2010 5:09:45 PM
treasure-hunter270	$25.00	$25.00	7/9/2010 5:09:55 PM
american6	$25.00	$25.00	7/9/2010 5:09:51 PM
brightest-breathtaking-finance	$100.00	$100.00	7/9/2010 5:10:19 PM
qtmspin	$25.00	$25.00	7/9/2010 5:10:22 PM
head	$25.00	$25.00	7/9/2010 5:12:24 PM
wahoo-trader	$25.00	$25.00	7/9/2010 5:12:55 PM
dickfore	$25.00	$25.00	7/9/2010 5:12:41 PM
money-bauble	$200.00	$200.00	7/9/2010 5:13:15 PM
moola-man	$30.00	$30.00	7/9/2010 5:11:02 PM
villagers	$25.00	$25.00	7/9/2010 5:11:13 PM
Bank_Of_XL	$50.00	$50.00	7/9/2010 7:14:22 PM
diablo_ny	$25.00	$25.00	7/9/2010 5:12:14 PM
Katburg	$35.00	$35.00	7/9/2010 5:12:45 PM
noble-revenue	$50.00	$50.00	7/9/2010 5:13:18 PM
the-silver-blaster	$50.00	$50.00	7/9/2010 5:13:41 PM
BrighterSuns	$25.00	$25.00	7/9/2010 9:29:45 PM
wwwUniversal	$25.00	$25.00	7/9/2010 6:33:02 PM
d_grbg	$25.00	$25.00	7/11/2010 6:13:00 AM
GeorgiaBoy2008	$25.00	$25.00	7/10/2010 10:28:45 AM
npokpr	$25.00	$25.00	7/11/2010 2:50:47 PM
lender12345	$25.00	$25.00	7/11/2010 11:41:20 AM
EngineersAlliance	$50.00	$50.00	7/12/2010 12:36:19 PM
BankLV	$25.00	$25.00	7/13/2010 2:49:20 PM
income-fortress	$25.00	$25.00	7/13/2010 2:59:37 PM
integrity-doctor	$100.00	$100.00	7/13/2010 3:43:35 PM
Dollars4Rent	$25.00	$25.00	7/13/2010 8:54:15 PM
Easystreet	$25.00	$25.00	7/9/2010 4:50:13 PM
orderly-loot	$25.00	$25.00	7/9/2010 4:53:14 PM
Comoparklender	$50.00	$50.00	7/9/2010 4:53:36 PM
personal-lender	$25.00	$25.00	7/9/2010 5:09:57 PM
ichibon	$100.00	$100.00	7/9/2010 5:11:33 PM
brightest-affluence-motivator	$100.00	$100.00	7/9/2010 5:11:39 PM
gracej	$25.00	$25.00	7/9/2010 5:11:47 PM
orgy63	$25.00	$25.00	7/9/2010 5:12:03 PM
Rysterola82	$25.00	$25.00	7/9/2010 5:12:19 PM
nunnie	$25.00	$25.00	7/9/2010 5:13:10 PM
bchen78875	$25.00	$25.00	7/9/2010 5:13:28 PM
hrubinst	$25.00	$25.00	7/9/2010 5:13:53 PM
SNH	$75.00	$10.00	7/9/2010 5:13:59 PM
DDS84	$50.00	$50.00	7/9/2010 5:20:36 PM
Artist_Blue	$25.00	$25.00	7/9/2010 5:06:04 PM
anders94	$25.00	$25.00	7/9/2010 5:10:49 PM
Supernick	$50.00	$50.00	7/9/2010 5:11:22 PM
ethicalhumanist	$25.00	$25.00	7/9/2010 7:01:56 PM
enthralling-deal180	$100.00	$100.00	7/9/2010 5:12:36 PM
portfolio-turbine	$25.00	$25.00	7/9/2010 7:50:57 PM
FinanceEngine	$25.00	$25.00	7/9/2010 9:00:41 PM
4est	$25.00	$25.00	7/9/2010 5:13:43 PM
Trident-Fund	$25.00	$25.00	7/10/2010 4:57:25 PM
credit-panda1	$25.00	$25.00	7/10/2010 4:14:58 AM
cash-vault	$25.00	$25.00	7/10/2010 11:54:29 AM
heerzaquestion	$25.00	$25.00	7/11/2010 11:24:00 AM
Reliance_Banker	$25.00	$25.00	7/11/2010 2:50:30 PM
unolsu5	$25.00	$25.00	7/11/2010 8:41:54 AM
jsnryn	$25.00	$25.00	7/12/2010 6:16:37 AM
filovirus	$25.00	$25.00	7/12/2010 12:04:44 PM
aafg69	$25.00	$25.00	7/12/2010 12:13:15 PM
CoolPlexer	$25.00	$25.00	7/12/2010 7:12:30 PM
market-pudding	$25.00	$25.00	7/13/2010 9:46:59 AM
grammaspurse	$25.00	$25.00	7/13/2010 11:42:18 AM
Ven58	$25.00	$25.00	7/13/2010 2:16:54 PM
market-assembler	$50.00	$50.00	7/13/2010 2:50:58 PM
khamlagirl	$25.00	$25.00	7/13/2010 4:26:52 PM
GrowthAspirations	$50.00	$50.00	7/13/2010 6:22:49 PM
wild_carrot	$25.00	$25.00	7/13/2010 9:52:16 PM
MrPie	$25.00	$25.00	7/13/2010 9:50:45 PM
77 bids
Borrower Payment Dependent Notes Series 464368
This series of Notes was issued and sold upon the funding of the borrower loan #43451, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jun-29-2010
				Auction end date:	Jul-06-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	26.24%	Final borrower rate/APR:	27.24% / 29.58%	Final monthly payment:	$81.91

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	19.52%
Lender servicing fee:	1.00%	Estimated return:	6.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2006	Debt/Income ratio:	45%
Basic (1-10):	5	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	13 / 12	Length of status:	1y 5m
Credit score:	660-679 (Jun-2010)	Total credit lines:	17	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$10,728	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	53%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Loanmemoney	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	29 ( 100% )	660-679 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	660-679 (May-2010) 580-599 (Apr-2008) 600-619 (Aug-2007) 620-639 (Jul-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	29
Description
Paid off loan & building my credit
Purpose of loan:
This loan will be used to pay off all of my credit cards..?

My financial situation:
I am a good candidate for this loan because?I paid off my 1st loan and did not miss a payment.? My husband makes good money and he pays all of the bills.?

Monthly net income: $ 2,000

Monthly expenses: $
??Housing: $ 0.00
??Insurance: $ 0.00
??Car expenses: $0.00?
??Utilities: $0.00
??Phone, cable, internet: $0.00
??Food, entertainment: $0.00
??Clothing, household expenses $0.00
??Credit cards and other loans: $ 350.00?
??Other expenses: $ 0.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why was your last loan withdrawn and also why has your revolving credit gone up by $2,000 over the last month? Thanks - Kash2010lu
A: Yes... The first loan for 2,000 was withdrawn because I forgot to change my address. The lady from prosper told me to withdraw it and change my address and rerun it. My credit went up because I had a death in my family and flew back to the Philippines for the funeral. I was never late on any of my payments on my first loan and will not be late on this loan. Thank you for your consideration. (Jul-02-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SNH	$75.00	$75.00	6/29/2010 10:37:20 PM
realtormoises	$25.00	$25.00	7/3/2010 6:32:38 AM
exchange-cowbell5	$25.00	$25.00	7/4/2010 5:56:41 PM
thefisherman	$25.00	$25.00	7/6/2010 7:53:57 AM
dcm6276	$25.00	$25.00	7/6/2010 8:53:25 AM
Cluvnupe06	$25.00	$25.00	7/6/2010 9:01:55 AM
Mr-Miracle	$25.00	$25.00	7/6/2010 9:54:04 AM
Socorro_Capital_Partners	$25.00	$25.00	7/5/2010 8:45:31 PM
asya	$30.00	$30.00	7/6/2010 8:55:41 AM
ErvLending	$25.00	$25.00	7/6/2010 1:05:31 PM
brightest-dignified-penny	$25.00	$25.00	7/6/2010 10:48:23 AM
market-pudding	$25.00	$25.00	7/6/2010 1:30:03 PM
The-Lighthouse-Group	$25.00	$25.00	7/6/2010 8:35:39 AM
Catz_aplenty	$25.00	$25.00	7/6/2010 9:42:58 AM
master648	$40.00	$40.00	7/6/2010 3:34:16 PM
unassuming-market7	$50.00	$50.00	7/6/2010 3:53:13 PM
CA_Lender	$25.00	$25.00	7/6/2010 3:04:16 PM
Leshan	$50.00	$50.00	7/6/2010 3:17:59 PM
wild-orange	$25.00	$25.00	7/6/2010 3:25:32 PM
order-bee1	$500.00	$42.16	7/6/2010 3:49:17 PM
gshx2	$36.00	$36.00	7/6/2010 3:50:03 PM
thisbucksforu	$25.00	$25.00	7/6/2010 1:39:20 PM
houli123	$250.00	$250.00	7/6/2010 1:58:03 PM
graceful-credit5	$50.00	$50.00	7/6/2010 2:42:28 PM
fireferd	$75.00	$75.00	7/6/2010 3:47:03 PM
Bob450	$30.00	$30.00	7/6/2010 3:51:46 PM
alexgalt	$100.00	$100.00	6/29/2010 3:57:25 PM
UCLA4life	$25.00	$25.00	6/29/2010 11:23:52 PM
social-hunter5	$29.29	$29.29	7/2/2010 6:18:57 AM
genuine-integrity0	$30.00	$30.00	7/2/2010 9:47:32 AM
SolarMoonshine	$25.00	$25.00	7/3/2010 7:46:58 AM
portfolio-turbine	$25.00	$25.00	7/3/2010 10:38:29 AM
charliecubs	$25.00	$25.00	7/3/2010 6:05:30 PM
loss-of-control	$25.00	$25.00	7/3/2010 4:52:52 PM
CoolPlexer	$25.00	$25.00	7/5/2010 10:36:49 AM
fundologist	$50.00	$50.00	7/5/2010 6:15:25 PM
LeoBUSIIT	$25.00	$25.00	7/6/2010 9:27:13 AM
niq4soccer	$25.00	$25.00	7/6/2010 6:40:57 AM
Kash2010lu	$25.00	$25.00	7/6/2010 9:50:42 AM
kindness-venture1	$25.00	$25.00	7/6/2010 8:12:28 AM
lively-exchange	$41.76	$41.76	7/6/2010 10:55:39 AM
Megaton	$25.00	$25.00	7/6/2010 11:49:39 AM
moola-accelerator6	$25.00	$25.00	7/6/2010 9:27:04 AM
Mikale360	$25.00	$25.00	7/6/2010 6:22:40 AM
grampy48	$25.00	$25.00	7/6/2010 1:04:02 PM
Silverling6	$25.00	$25.00	7/6/2010 10:46:10 AM
portfolio-turbine	$25.00	$25.00	7/6/2010 6:55:42 AM
ronin4sale	$25.00	$25.00	7/6/2010 9:09:24 AM
sweety075	$25.00	$25.00	7/6/2010 1:22:56 PM
orange-pound-party	$36.20	$36.20	7/6/2010 3:51:22 PM
Starfin300	$31.59	$31.59	7/6/2010 1:21:35 PM
clemclan	$25.00	$25.00	7/6/2010 2:37:52 PM
alluring-yield5	$25.00	$25.00	7/6/2010 3:15:15 PM
CACO_Bank	$28.00	$28.00	7/6/2010 3:50:12 PM
MrPie	$25.00	$25.00	7/6/2010 3:21:36 PM
AlexTrep	$25.00	$25.00	7/6/2010 3:52:03 PM
56 bids
Borrower Payment Dependent Notes Series 464782
This series of Notes was issued and sold upon the funding of the borrower loan #43422, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-02-2010
				Auction end date:	Jul-07-2010

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$204.80
Final lender yield:	26.25%	Final borrower rate/APR:	27.25% / 29.59%	Final monthly payment:	$204.80

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1998	Debt/Income ratio:	6%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	2y 2m
Credit score:	660-679 (Jun-2010)	Total credit lines:	11	Occupation:	Truck Driver
Now delinquent:	0	Revolving credit balance:	$373	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	42%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	21
Screen name:	durability-recorder	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
major car repair
Purpose of loan:
This loan will be used to?
I have major car repairs its a car I need for work????
My financial situation:
I am a good candidate for this loan because?
I make good money and able to have the money taken directly from my checking account????
Monthly net income: $?
3000???????????????????????????
Monthly expenses: $
??Housing:$ 372????:Insurance: $ 94
??Car expenses: $324.91
??Utilities: $ 160
??Phone, cable, internet: $ 80
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 65
??Other expenses: $90
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi there, could you explain the 21 delinquencies in the last 7 years? Thanks and good luck with this loan. - green-rapid-openness
A: A couple of student loans and a credit card the students loans are now in good standing. (Jul-07-2010)
Q: Please explain the past delinquencies shown on your credit profile. Thanks and best wishes. - reflective-rupee
A: A couple of student loans that are now up to date and a credit card. (Jul-07-2010)
Q: What repairs do you need to have done? What is the year, make and model of your car? Thanks - reflective-rupee
A: My car is a '95 Oldsmobile Cutlass Supreme I have a blown head gasket and need some body work. (Jul-07-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

benefit-piano5	$25.00	$25.00	7/2/2010 3:55:28 PM
orange-dollar-guild	$25.00	$25.00	7/2/2010 4:01:48 PM
ferocious-exchange3	$25.00	$25.00	7/2/2010 4:04:47 PM
rvfbroker	$25.00	$25.00	7/2/2010 4:04:58 PM
TCayce	$25.00	$25.00	7/2/2010 4:08:56 PM
Gibbyland	$50.00	$50.00	7/2/2010 4:09:02 PM
loyalist1	$50.00	$50.00	7/2/2010 4:01:17 PM
orange-preeminant-bill	$100.00	$100.00	7/2/2010 4:01:21 PM
enthusiastic-balance5	$50.00	$50.00	7/2/2010 4:01:43 PM
Sam65	$25.00	$25.00	7/2/2010 4:10:23 PM
greenwell	$25.00	$25.00	7/2/2010 4:10:29 PM
qwsd12	$40.00	$40.00	7/2/2010 4:02:39 PM
israel15	$25.00	$25.00	7/2/2010 4:10:53 PM
gelidfrank	$25.00	$25.00	7/2/2010 4:04:01 PM
treasure-bliss	$100.00	$100.00	7/2/2010 3:59:19 PM
first-upright-payout	$25.00	$25.00	7/2/2010 4:13:50 PM
purdue98	$25.00	$25.00	7/2/2010 4:08:45 PM
Rattlehead	$25.00	$25.00	7/2/2010 4:14:23 PM
ouyangers	$25.00	$25.00	7/2/2010 4:08:54 PM
Sateesh	$55.92	$55.92	7/2/2010 4:09:16 PM
asmithj	$50.00	$50.00	7/2/2010 4:09:57 PM
AF-Chief	$28.00	$28.00	7/2/2010 4:10:00 PM
tech310	$50.00	$50.00	7/2/2010 4:10:26 PM
desertoasis	$25.00	$25.00	7/2/2010 4:10:37 PM
shrewd-deal	$25.00	$25.00	7/2/2010 4:10:47 PM
AlexTrep	$25.00	$25.00	7/2/2010 4:01:56 PM
kmr2	$100.00	$100.00	7/2/2010 4:02:10 PM
bid-czar8	$49.35	$49.35	7/2/2010 4:02:16 PM
RMB-Investments	$25.00	$25.00	7/2/2010 4:02:49 PM
fortress767	$25.00	$25.00	7/2/2010 4:04:39 PM
riproaringrapids	$25.00	$25.00	7/2/2010 4:05:28 PM
soulful-truth	$1,000.00	$1,000.00	7/2/2010 4:14:17 PM
svandgts	$25.00	$25.00	7/2/2010 4:16:40 PM
rdecartus	$25.00	$25.00	7/2/2010 4:09:15 PM
restech	$25.00	$25.00	7/2/2010 4:24:54 PM
contract-giant	$25.00	$25.00	7/2/2010 4:32:51 PM
radforj22	$25.00	$25.00	7/2/2010 4:32:57 PM
selfmademan	$25.00	$25.00	7/2/2010 4:33:55 PM
orderly-loot	$25.00	$25.00	7/2/2010 4:35:51 PM
Simonsez808	$25.00	$18.89	7/2/2010 4:35:56 PM
MADAOO7	$50.00	$50.00	7/2/2010 4:13:24 PM
personal-lender	$25.00	$25.00	7/2/2010 4:13:31 PM
orderly-leverage	$30.00	$30.00	7/2/2010 4:15:54 PM
cash-spark3	$50.00	$50.00	7/2/2010 4:16:13 PM
simplewareinc	$50.00	$50.00	7/2/2010 4:35:54 PM
InvestorPartners	$25.00	$25.00	7/2/2010 4:17:31 PM
glroark	$50.00	$50.00	7/2/2010 6:14:44 PM
ChuckieG	$50.00	$50.00	7/2/2010 4:32:31 PM
Wachocia	$25.00	$25.00	7/2/2010 4:42:15 PM
czar3	$40.00	$40.00	7/3/2010 5:23:41 PM
marwadi-62	$96.00	$96.00	7/4/2010 1:16:55 PM
S-Master	$25.00	$25.00	7/6/2010 8:39:27 AM
new-truth-chuckler	$31.67	$31.67	7/6/2010 11:20:52 AM
charitycoon	$25.00	$25.00	7/6/2010 6:11:39 PM
Pu239	$60.00	$60.00	7/7/2010 4:37:07 PM
shrewd-peace7	$35.00	$35.00	7/2/2010 3:59:00 PM
Comoparklender	$25.00	$25.00	7/2/2010 3:59:10 PM
hgmlp	$25.00	$25.00	7/2/2010 4:03:13 PM
NoMoreDebt4Me	$25.00	$25.00	7/2/2010 4:08:41 PM
marcomnzs	$25.00	$25.00	7/2/2010 4:08:47 PM
gizzywump	$25.00	$25.00	7/2/2010 4:09:13 PM
natecam	$25.00	$25.00	7/2/2010 4:09:53 PM
greenback-amplifier	$25.00	$25.00	7/2/2010 4:10:21 PM
delivery	$25.00	$25.00	7/2/2010 4:10:31 PM
GatorBux	$25.00	$25.00	7/2/2010 4:10:40 PM
jrbill1998	$50.00	$50.00	7/2/2010 4:10:43 PM
marketologist327	$25.00	$25.00	7/2/2010 4:10:51 PM
teller	$25.00	$25.00	7/2/2010 4:10:55 PM
brother_tam	$50.00	$50.00	7/2/2010 4:02:44 PM
Lam0nt	$25.00	$25.00	7/2/2010 4:05:04 PM
steamboatgal	$25.00	$25.00	7/2/2010 3:54:31 PM
thestartuplender	$35.00	$35.00	7/2/2010 4:07:26 PM
kind-adventurous-finance	$30.00	$30.00	7/2/2010 4:13:52 PM
Artist_Blue	$25.00	$25.00	7/2/2010 4:00:17 PM
saffron4	$25.00	$25.00	7/2/2010 4:09:54 PM
SNH	$75.00	$75.00	7/2/2010 4:10:08 PM
Havana21	$25.00	$25.00	7/2/2010 4:10:13 PM
thorough-exchange4	$25.00	$25.00	7/2/2010 4:15:30 PM
bountiful-durability	$50.00	$50.00	7/2/2010 4:15:44 PM
jengachamp	$25.00	$25.00	7/2/2010 4:15:47 PM
IntrepidInvestment	$50.00	$50.00	7/2/2010 4:10:34 PM
rhin0cerx	$50.00	$50.00	7/2/2010 4:02:00 PM
Pman	$25.00	$25.00	7/2/2010 4:13:41 PM
ITExec	$100.00	$100.00	7/2/2010 4:05:54 PM
intelligent-yield	$25.00	$25.00	7/2/2010 4:15:56 PM
bold-principal-thinker	$25.00	$25.00	7/2/2010 4:08:59 PM
GInBaghdad	$25.00	$25.00	7/2/2010 4:16:36 PM
ommcd	$25.00	$25.00	7/2/2010 4:16:48 PM
bnlforever	$25.00	$25.00	7/2/2010 4:10:03 PM
mdf	$50.00	$50.00	7/2/2010 4:35:53 PM
simplelender80	$50.00	$50.00	7/2/2010 4:13:22 PM
FeedTheMachine	$50.00	$50.00	7/2/2010 4:16:16 PM
relentless-penny	$25.00	$25.00	7/2/2010 4:16:45 PM
easybreezy	$25.00	$25.00	7/2/2010 4:17:23 PM
wwwUniversal	$25.00	$25.00	7/2/2010 4:42:18 PM
GeelongTrader	$25.00	$25.00	7/2/2010 4:21:31 PM
jo2y	$25.00	$25.00	7/2/2010 4:35:55 PM
top-courteous-peso	$25.00	$25.00	7/2/2010 4:42:22 PM
SolarMoonshine	$25.00	$25.00	7/3/2010 7:43:31 AM
squarebob	$25.00	$25.00	7/5/2010 6:03:07 AM
lendstats_com	$150.00	$150.00	7/5/2010 10:26:49 AM
zone6	$100.00	$100.00	7/5/2010 6:49:10 PM
green-thoughtful-yield	$49.85	$49.85	7/5/2010 5:09:39 PM
market-pudding	$25.00	$25.00	7/5/2010 5:59:39 PM
interstellar	$25.32	$25.32	7/6/2010 11:01:29 AM
IeatatWendys	$50.00	$50.00	7/6/2010 3:16:42 PM
zadok	$50.00	$50.00	7/7/2010 9:54:28 AM
beans53	$25.00	$25.00	7/7/2010 2:19:54 PM
ChrisKwan	$25.00	$25.00	7/7/2010 4:22:45 PM
109 bids
Borrower Payment Dependent Notes Series 464894
This series of Notes was issued and sold upon the funding of the borrower loan #43492, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	8.33%	Starting borrower rate/APR:	9.33% / 11.43%	Starting monthly payment:	$63.91
Final lender yield:	8.32%	Final borrower rate/APR:	9.32% / 11.42%	Final monthly payment:	$63.90

Auction yield range:	3.98% - 8.33%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2005	Debt/Income ratio:	23%
Basic (1-10):	9	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 8	Length of status:	3y 2m
Credit score:	740-759 (Jul-2010)	Total credit lines:	14	Occupation:	Pilot - Private/Com...
Now delinquent:	0	Revolving credit balance:	$4,547	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	24%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Schu	Borrower's state:	Minnesota	Borrower's group:	-------ous
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	740-759 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	660-679 (Feb-2008)
Principal balance:	$280.26	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
Re-investing in Prosper! Part II
Purpose of loan
After borrowing $1000 from Prosper and reinvesting, I would like to keep going and borrow $2000
My financial situation:

I believe that this is a safe investment. I have never missed a payment from Prosper, and I have a steady job with? good credit history.

Monthly net income:?????????????? $?2500

Monthly expenses: $
??Housing:?????????????????????????????????$?440
??Insurance:???????????????????????????????$ 150
??Car expenses:???????????????????????? $?235
??Utilities: $???paid by landlord
??Phone, cable, internet:?????????????$ 200
??Food, entertainment:??????????? ?? $??400
??Clothing, household expenses $? 100
??Credit cards and other loans:?? $??150
??Other expenses:???????????????????? $??300??????
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

penny-finder	$25.00	$25.00	7/6/2010 6:38:47 PM
ethicalhumanist	$25.00	$25.00	7/8/2010 4:00:34 PM
dproxima	$25.00	$25.00	7/8/2010 7:03:54 PM
kind-value-pouch	$50.00	$50.00	7/9/2010 6:50:50 PM
elvisloans	$25.00	$25.00	7/10/2010 7:14:08 AM
otalon	$25.00	$25.00	7/10/2010 12:10:35 PM
paqattack	$25.00	$25.00	7/10/2010 12:13:31 PM
aaronbucknell	$25.00	$25.00	7/11/2010 8:04:33 AM
palmdelino	$25.00	$25.00	7/11/2010 8:28:08 AM
blue-useful-auction	$25.00	$25.00	7/11/2010 11:18:27 AM
tenacious-payout	$25.00	$25.00	7/10/2010 5:36:09 PM
Iloanyoumoney	$25.00	$25.00	7/12/2010 9:51:35 AM
lateflight	$25.00	$25.00	7/12/2010 8:31:09 AM
roguewinner	$25.00	$25.00	7/12/2010 11:59:28 AM
Ristefo	$25.00	$25.00	7/12/2010 7:17:09 PM
keeper24	$25.00	$25.00	7/13/2010 5:41:54 AM
jsnryn	$25.00	$25.00	7/13/2010 6:22:26 AM
Debt-free-Southern-California	$25.00	$25.00	7/13/2010 9:59:41 AM
maplehouse	$33.26	$33.26	7/13/2010 6:47:01 AM
jtwildcat713	$43.10	$43.10	7/13/2010 12:14:28 PM
forthright-principal2	$25.00	$25.00	7/13/2010 12:20:03 PM
shellstar	$25.00	$25.00	7/13/2010 2:19:16 PM
martymaniaman	$25.00	$25.00	7/13/2010 10:04:02 AM
gustavholstopus32	$25.00	$25.00	7/13/2010 12:44:02 PM
biffmush	$250.00	$250.00	7/13/2010 4:17:18 PM
MoneyForNothing	$27.79	$27.79	7/6/2010 10:13:31 PM
retiresecure	$25.00	$7.36	7/7/2010 7:44:34 AM
Mav26	$55.09	$55.09	7/7/2010 2:55:53 PM
greenbeene	$25.00	$25.00	7/8/2010 4:39:07 PM
bull_lender	$36.00	$36.00	7/8/2010 4:59:27 PM
roadster199	$25.00	$25.00	7/9/2010 9:10:57 AM
william8	$25.00	$25.00	7/9/2010 1:28:24 PM
sflash	$30.00	$30.00	7/10/2010 2:49:26 PM
billnsc	$25.00	$25.00	7/10/2010 7:36:24 PM
circustab	$50.00	$50.00	7/12/2010 6:47:43 AM
loanman2007	$50.00	$50.00	7/12/2010 6:37:42 AM
BipedalHominid	$25.00	$25.00	7/12/2010 12:01:43 PM
RandyL3	$25.00	$25.00	7/12/2010 2:01:32 PM
Astyanax	$40.00	$40.00	7/12/2010 1:42:39 PM
Aberdeen	$400.00	$400.00	7/12/2010 5:46:36 PM
ga_rainman	$25.00	$25.00	7/12/2010 5:46:22 PM
jpblan11	$27.40	$27.40	7/13/2010 2:38:47 AM
Isotope	$25.00	$25.00	7/13/2010 6:49:39 AM
Jcardone33	$25.00	$25.00	7/13/2010 8:53:27 AM
wwwUniversal	$25.00	$25.00	7/13/2010 10:35:24 AM
FundMaker	$25.00	$25.00	7/13/2010 2:08:24 PM
CBTW	$50.00	$50.00	7/13/2010 11:09:56 AM
bankojerry	$25.00	$25.00	7/13/2010 3:16:00 PM
khamlagirl	$25.00	$25.00	7/13/2010 4:09:04 PM
49 bids
Borrower Payment Dependent Notes Series 464950
This series of Notes was issued and sold upon the funding of the borrower loan #43463, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$204.80
Final lender yield:	17.75%	Final borrower rate/APR:	18.75% / 20.97%	Final monthly payment:	$182.65

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.42%
Lender servicing fee:	1.00%	Estimated return:	7.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2006	Debt/Income ratio:	15%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 8	Length of status:	6y 0m
Credit score:	660-679 (Jul-2010)	Total credit lines:	22	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$7,108	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Texasresident	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	44 ( 100% )	660-679 (Latest)
Principal borrowed:	$9,500.00	< 31 days late:	0 ( 0% )	640-659 (Aug-2009) 660-679 (Jul-2009) 600-619 (Sep-2008) 620-639 (Aug-2008)
Principal balance:	$4,250.35	31+ days late:	0 ( 0% )
Total payments billed:	44
Description
Daughter Tuition Balance & Computer
Purpose of loan:
This loan will be used to finance the balance of this years tuition, buy a computer and school uniforms.

My financial situation:
I am a good candidate for this loan because I am current in all of my loans. My credit score is low because I have been in the US only 4 years and I am not in pro of Credit Cards (I have few with low balances - when used this impact my credit rate, but my debt is not that high).

Monthly net income: $ Approximately $8000

Monthly expenses: $
??Housing: $ 2600
??Insurance: $ 200
??Car expenses: $ 500?
??Utilities: $?300
??Phone, cable, internet: $ 150?
??Food, entertainment: $ 400
??Clothing, household expenses $ 300?
??Credit cards and other loans: $ 1000
??Other expenses: $ 600
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, what is your total debt? What are your total monthly payments? What is your gross monthly income? Thanks. - interest88
A: Total Debt excludes Mortgage: aprox. $45000 Secured (Vehicles) and Unsecured (CC and Applicance Loans - some is financed without interest). Total Payments: aprox. $1300 / Month. Total Gross Monthly Income: aprox. $10,200 / Month (Jul-07-2010)
Q: Hi, What is your occupation? Is your job secure? Will you do auto pay for this loan? Thanks, - p2ploan-sensation211
A: I am an IT Consultant. I have worked for this company 6 years now. I have always achieved my objectives and get my bonuses paid at a 100% (I am assuming my job is secured). I cover a geographic area that noone else covers. I always do auto pay when possible, it is the way the loan is set up. (Jul-09-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Aberdeen	$500.00	$500.00	7/6/2010 5:05:28 PM
MoneyForNothing	$78.33	$78.33	7/6/2010 9:47:13 PM
lendstats_com	$100.00	$100.00	7/9/2010 8:26:57 PM
lender12345	$25.00	$25.00	7/11/2010 10:55:20 AM
circustab	$50.00	$50.00	7/12/2010 6:50:38 AM
Cluvnupe06	$25.00	$25.00	7/12/2010 7:41:12 AM
enthusiastic-balance5	$200.00	$200.00	7/12/2010 9:24:33 AM
interest-taiko	$90.99	$90.99	7/12/2010 10:22:19 AM
Cashlender1992	$25.00	$25.00	7/12/2010 11:00:32 AM
ritwik	$50.00	$50.00	7/12/2010 3:00:11 PM
BlessedEveryDay	$30.00	$30.00	7/12/2010 6:47:10 PM
jhouman	$25.00	$25.00	7/13/2010 1:36:41 AM
Leshan	$100.00	$100.00	7/13/2010 7:16:07 AM
Jerrys1951	$25.00	$25.00	7/13/2010 8:07:52 AM
Feyenoord	$39.39	$39.39	7/13/2010 10:13:47 AM
principal-laser	$64.55	$64.55	7/13/2010 11:11:30 AM
cowboy2525	$35.00	$35.00	7/13/2010 11:15:56 AM
Bikerider	$50.00	$50.00	7/13/2010 12:54:50 PM
point-berserker	$25.00	$25.00	7/13/2010 1:20:16 PM
psycardis	$25.00	$25.00	7/13/2010 2:44:47 PM
debt-legend	$25.00	$25.00	7/13/2010 9:02:47 AM
crw1950	$50.00	$50.00	7/13/2010 10:35:48 AM
jcw3rd	$25.00	$25.00	7/13/2010 2:58:52 PM
patriot384	$150.00	$150.00	7/13/2010 4:06:47 PM
heerzaquestion	$25.00	$25.00	7/13/2010 1:48:23 PM
integrity-doctor	$100.00	$100.00	7/13/2010 3:28:15 PM
friendinmoney	$25.00	$25.00	7/13/2010 3:58:00 PM
CACO_Bank	$25.00	$25.00	7/13/2010 3:58:34 PM
wwwUniversal	$25.00	$25.00	7/13/2010 4:17:23 PM
RedCentre	$500.00	$500.00	7/6/2010 4:40:06 PM
Aberdeen	$400.00	$400.00	7/6/2010 5:05:29 PM
Aberdeen	$400.00	$400.00	7/6/2010 5:11:20 PM
Aberdeen	$400.00	$400.00	7/6/2010 5:11:15 PM
courteous-note1	$25.00	$25.00	7/6/2010 6:53:44 PM
grammaspurse	$25.00	$25.00	7/6/2010 10:01:11 PM
loyalist1	$100.00	$100.00	7/6/2010 11:31:24 PM
MStackIV	$50.00	$50.00	7/8/2010 12:43:08 PM
rockhound84	$25.00	$25.00	7/10/2010 12:37:08 PM
palex	$25.00	$25.00	7/10/2010 7:59:45 PM
crazybill	$25.00	$25.00	7/10/2010 8:04:40 PM
rockhound84	$25.00	$25.00	7/11/2010 7:30:13 AM
bunnybear	$27.98	$27.98	7/11/2010 10:24:51 AM
jjb516	$128.91	$128.91	7/10/2010 7:29:18 PM
catnip007	$27.05	$27.05	7/11/2010 8:48:16 AM
graceful-credit5	$50.00	$50.00	7/12/2010 9:31:02 AM
truth-trapper	$50.00	$50.00	7/11/2010 9:01:01 PM
shrewd-income	$50.00	$50.00	7/12/2010 8:38:40 AM
wlm3012	$25.00	$25.00	7/12/2010 10:53:51 AM
Astyanax	$40.00	$40.00	7/12/2010 1:51:44 PM
point-mastery	$100.00	$100.00	7/12/2010 9:44:17 PM
DackoDenk	$25.00	$25.00	7/12/2010 5:31:32 PM
Kennfusion	$30.00	$30.00	7/13/2010 5:28:01 AM
brlarue	$25.00	$25.00	7/13/2010 8:49:43 AM
rlaboy	$25.00	$25.00	7/13/2010 10:05:18 AM
martymaniaman	$40.56	$40.56	7/13/2010 10:04:39 AM
niq4soccer	$25.00	$25.00	7/13/2010 10:12:57 AM
jhouman	$25.00	$25.00	7/13/2010 10:57:33 AM
bonus-quark4	$25.00	$25.00	7/13/2010 11:18:34 AM
Doogles02	$25.00	$25.00	7/13/2010 1:40:46 PM
benefit-javelin	$37.73	$37.73	7/13/2010 1:58:02 PM
SkyLoan	$25.00	$25.00	7/13/2010 1:54:09 PM
grampy48	$50.00	$50.00	7/13/2010 9:10:49 AM
Mikale360	$25.00	$25.00	7/13/2010 2:45:59 PM
CSAworker	$25.00	$25.00	7/13/2010 1:48:10 PM
HenlopenCapital	$25.00	$25.00	7/13/2010 2:29:26 PM
photon8	$25.00	$4.51	7/13/2010 4:14:56 PM
Land_on_your_feet	$25.00	$25.00	7/13/2010 2:52:49 PM
BrighterSuns	$25.00	$25.00	7/13/2010 3:22:06 PM
68 bids
Borrower Payment Dependent Notes Series 464972
This series of Notes was issued and sold upon the funding of the borrower loan #43448, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$123.69
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$123.69

Auction yield range:	2.98% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1992	Debt/Income ratio:	18%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 10	Length of status:	5y 6m
Credit score:	760-779 (Jul-2010)	Total credit lines:	23	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$22,441	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	42%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Noclafm	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 93% )	760-779 (Latest)
Principal borrowed:	$3,600.00	< 31 days late:	2 ( 7% )	720-739 (Mar-2008)
Principal balance:	$989.22	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
Paying off home improvement expense
Purpose of loan:
This loan will be used to pay off a credit card with a relatively high interest rate.? The majority of those purchases were towards renovating my new home, for items such as ceiling fans & insulation.? It's amazing the things a house built in 1908 just doesn't have!

My financial situation:
I am a good candidate for this loan because I have had the same job for over five years, and have proven I can pay a Prosper Loan over time.? My current loan has 9 payments left on it.? The two instances of late payments on my current loan were due to an odd situation at my bank, where the bank declined the transfer even though there were funds in the account.? This has been dealt with at this point, and shouldn't be an issue further out.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

proper-p2p6	$100.00	$100.00	7/6/2010 4:19:44 PM
1800porsche	$25.00	$25.00	7/6/2010 4:20:06 PM
finance-negotiator2	$25.00	$25.00	7/6/2010 4:20:13 PM
alpinaut	$25.00	$25.00	7/6/2010 4:20:17 PM
SNH	$75.00	$75.00	7/6/2010 4:22:21 PM
ferocious-exchange3	$25.00	$25.00	7/6/2010 4:25:04 PM
AmericanCredit	$25.00	$25.00	7/6/2010 4:20:03 PM
Algaes	$50.00	$50.00	7/6/2010 4:26:27 PM
DrMoneyBags	$25.00	$25.00	7/6/2010 4:27:17 PM
BlindProphet	$25.00	$25.00	7/6/2010 4:24:01 PM
hookUup	$25.00	$25.00	7/6/2010 4:28:33 PM
GElender	$50.00	$50.00	7/6/2010 4:24:39 PM
clean-loyalty	$25.00	$25.00	7/6/2010 4:20:35 PM
tech310	$50.00	$50.00	7/6/2010 4:22:54 PM
turbospeed	$25.00	$25.00	7/6/2010 4:24:09 PM
zielojo	$25.00	$25.00	7/6/2010 4:32:29 PM
skvat	$25.00	$25.00	7/6/2010 4:25:11 PM
alexstar	$25.00	$25.00	7/6/2010 4:34:18 PM
dontscrewmeover1	$25.00	$25.00	7/6/2010 4:31:08 PM
j2ee	$25.00	$25.00	7/6/2010 4:34:56 PM
Supernick	$50.00	$50.00	7/6/2010 4:26:52 PM
skuba	$50.00	$50.00	7/6/2010 4:33:41 PM
NATIVEBORN	$25.00	$25.00	7/6/2010 4:29:35 PM
delicious-social132	$40.00	$40.00	7/6/2010 4:34:44 PM
rulender	$50.00	$50.00	7/6/2010 4:38:31 PM
Cai8899	$75.00	$75.00	7/6/2010 4:31:41 PM
overflowinglife	$25.00	$25.00	7/6/2010 4:35:09 PM
mikeandcat	$32.88	$32.88	7/6/2010 4:38:27 PM
syounker	$25.00	$8.37	7/6/2010 4:38:42 PM
RandyL3	$33.00	$33.00	7/6/2010 4:42:53 PM
blot44	$25.00	$25.00	7/6/2010 4:42:56 PM
treasure-hunter270	$25.00	$25.00	7/6/2010 5:06:50 PM
heerzaquestion	$25.00	$25.00	7/7/2010 4:56:10 AM
conductor146	$25.00	$25.00	7/7/2010 2:36:23 PM
swingkid	$100.00	$100.00	7/8/2010 6:17:51 AM
MSTCOURTJESTER	$50.00	$50.00	7/10/2010 1:36:50 AM
billnsc	$50.00	$50.00	7/10/2010 7:38:01 PM
income-pillow	$250.00	$250.00	7/10/2010 4:49:05 AM
bull_lender	$36.00	$36.00	7/11/2010 3:52:06 PM
Dollars4Rent	$25.00	$25.00	7/11/2010 3:49:27 PM
dmitriy2	$25.00	$25.00	7/11/2010 10:00:12 PM
CACO_Bank	$25.00	$25.00	7/12/2010 6:54:02 AM
ChristopherHS	$25.00	$25.00	7/11/2010 3:14:48 PM
martymaniaman	$50.00	$50.00	7/12/2010 5:15:03 AM
autoconnection	$25.00	$25.00	7/12/2010 5:24:29 AM
BURNERA_1	$75.00	$75.00	7/12/2010 7:18:37 AM
bradny	$25.00	$25.00	7/12/2010 11:22:41 AM
jayh888	$25.60	$25.60	7/13/2010 12:22:28 PM
graceful-credit5	$50.00	$50.00	7/13/2010 12:52:34 PM
CBTW	$100.00	$100.00	7/13/2010 11:21:26 AM
moneytolend72	$25.00	$25.00	7/13/2010 3:43:24 PM
frugalinvestor20	$25.00	$25.00	7/13/2010 2:02:37 PM
moneyfriend	$50.00	$50.00	7/6/2010 4:20:24 PM
discrete-asset	$25.00	$25.00	7/6/2010 4:22:57 PM
meenan	$25.00	$25.00	7/6/2010 4:20:11 PM
liberty-destiny3	$25.00	$25.00	7/6/2010 4:20:29 PM
Havana21	$25.00	$25.00	7/6/2010 4:25:48 PM
jengachamp	$25.00	$25.00	7/6/2010 4:20:45 PM
harty	$60.00	$60.00	7/6/2010 4:21:44 PM
Pulchritudinous	$25.00	$25.00	7/6/2010 4:28:09 PM
thestartuplender	$25.00	$25.00	7/6/2010 4:24:20 PM
SCTrojangirl	$25.00	$25.00	7/6/2010 4:19:40 PM
radforj22	$50.00	$50.00	7/6/2010 4:20:21 PM
commerce-voyager	$25.00	$25.00	7/6/2010 4:21:56 PM
Winsten	$50.00	$50.00	7/6/2010 4:28:24 PM
potatoepicker	$50.00	$50.00	7/6/2010 4:33:03 PM
serpentine	$50.00	$50.00	7/6/2010 4:33:55 PM
meux99	$25.00	$25.00	7/6/2010 4:31:36 PM
Jassi	$25.00	$25.00	7/6/2010 4:35:49 PM
flexible-value	$28.00	$28.00	7/6/2010 4:32:30 PM
credit-investor5	$100.00	$100.00	7/6/2010 4:32:36 PM
ethicalhumanist	$25.00	$25.00	7/6/2010 4:36:30 PM
DonaldColorado	$25.00	$25.00	7/6/2010 4:36:56 PM
julijask	$25.00	$25.00	7/6/2010 4:31:59 PM
Vreet	$50.00	$50.00	7/6/2010 4:37:28 PM
djs81	$50.00	$50.00	7/6/2010 4:37:31 PM
Phantom99	$25.00	$25.00	7/6/2010 4:35:41 PM
wwwUniversal	$25.00	$25.00	7/6/2010 10:45:53 PM
Lo0se_mo0se	$25.00	$25.00	7/7/2010 12:25:00 AM
starry2001	$25.00	$25.00	7/8/2010 9:28:45 PM
outofoffice	$50.00	$50.00	7/9/2010 3:35:53 PM
penny-finder	$25.00	$25.00	7/10/2010 10:14:12 AM
Patrician	$27.55	$27.55	7/10/2010 1:33:33 AM
1phantom	$37.17	$37.17	7/10/2010 9:35:07 AM
GEOFFS3	$25.00	$25.00	7/10/2010 10:54:09 AM
himanshuko	$25.00	$25.00	7/10/2010 11:44:40 AM
RIVERHTS	$50.00	$50.00	7/11/2010 7:10:50 PM
Dollars4Rent	$25.00	$25.00	7/11/2010 3:49:43 PM
triumphant-bonus	$50.00	$50.00	7/12/2010 9:31:07 AM
sunny1985	$25.00	$25.00	7/11/2010 7:23:55 PM
debt-legend	$25.00	$25.00	7/12/2010 11:51:17 AM
ryuz3	$50.00	$50.00	7/12/2010 11:57:32 AM
happy-yield	$25.00	$25.00	7/12/2010 1:49:33 PM
bonus-quark4	$25.00	$25.00	7/12/2010 12:42:26 PM
BlessedEveryDay	$25.00	$25.00	7/12/2010 6:42:36 PM
LawyerLoan	$200.00	$200.00	7/12/2010 5:23:48 PM
jwood3030	$26.43	$26.43	7/13/2010 2:18:23 AM
kentb	$50.00	$50.00	7/13/2010 8:20:53 AM
paul1	$45.00	$45.00	7/13/2010 9:19:11 AM
simiray	$25.00	$25.00	7/13/2010 9:42:27 AM
100 bids
Borrower Payment Dependent Notes Series 465082
This series of Notes was issued and sold upon the funding of the borrower loan #43475, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.39%	Starting monthly payment:	$55.67
Final lender yield:	16.50%	Final borrower rate/APR:	17.50% / 19.95%	Final monthly payment:	$53.85

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.88%
Lender servicing fee:	1.00%	Estimated return:	9.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1987	Debt/Income ratio:	2%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 2	Length of status:	6y 1m
Credit score:	680-699 (Jul-2010)	Total credit lines:	19	Occupation:	Executive
Now delinquent:	1	Revolving credit balance:	$268	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	19
Screen name:	supreme-credit8	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off all non credit card debt
Purpose of loan:
This loan will be used to pay off all non-creidt card debt to better manage my overall debts.?

My financial situation:
I am a good candidate for this loan because I have re-established my credit and I'm making great progress on paying off all debts.??I have $1,500 in non-credit card debt remaining that I want to eliminate over time with a $1,500 loan from Propser.com with a set monthly payment.? My income has increased and it is stable and I have some savings to back up my monthly bills and payment for this loan.?

Monthly net income: $ 5,200

Monthly expenses: $
??Housing: $ 600
??Insurance: $ 105
??Car expenses: $ 200
??Utilities: $?45
??Phone, cable, internet: $ 140
??Food, entertainment: $ 450
??Clothing, household expenses $?150
??Credit cards and other loans: $?100
??Other expenses: $ 250

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

marwadi-62	$100.00	$100.00	7/8/2010 6:50:21 PM
rockhound84	$25.00	$25.00	7/9/2010 4:48:44 AM
RicheyRich	$25.00	$25.00	7/9/2010 6:39:31 AM
cash-vault	$25.00	$25.00	7/9/2010 8:12:47 AM
exchange-dreams	$25.00	$25.00	7/9/2010 10:54:37 AM
d_grbg	$25.00	$25.00	7/11/2010 6:06:26 AM
mpjg9	$50.00	$50.00	7/11/2010 12:15:45 PM
mpatrick	$50.00	$50.00	7/10/2010 5:34:18 PM
Pu239	$60.00	$60.00	7/10/2010 9:50:40 PM
Cashlender1992	$25.00	$25.00	7/12/2010 11:01:18 AM
Astyanax	$40.00	$40.00	7/12/2010 1:56:57 PM
bonus-quark4	$25.00	$25.00	7/12/2010 12:43:59 PM
frclmym	$50.00	$50.00	7/12/2010 6:34:55 PM
d_grbg	$25.00	$25.00	7/13/2010 5:47:11 AM
draggon77	$25.00	$25.00	7/13/2010 8:38:45 AM
brightest-dignified-penny	$25.00	$25.00	7/13/2010 10:39:33 AM
exchange-cowbell5	$25.00	$25.00	7/13/2010 11:06:04 AM
principal-laser	$60.00	$60.00	7/13/2010 11:12:59 AM
ddog0224	$25.00	$25.00	7/13/2010 3:56:37 PM
proton346	$25.00	$25.00	7/13/2010 4:00:22 PM
sensational-peace6	$50.00	$50.00	7/13/2010 3:02:32 PM
integrity-doctor	$100.00	$100.00	7/6/2010 7:37:05 PM
credit-panda1	$25.00	$25.00	7/7/2010 1:28:43 PM
a-wealth-visionary	$100.00	$100.00	7/8/2010 11:32:44 PM
phchristensen	$50.00	$50.00	7/10/2010 7:03:47 AM
haryassman	$25.00	$25.00	7/10/2010 9:47:57 AM
DebDesert	$25.00	$25.00	7/11/2010 10:29:15 AM
Reliance_Banker	$25.00	$25.00	7/11/2010 2:46:10 PM
drluong	$25.00	$25.00	7/12/2010 1:09:21 PM
Leshan	$25.00	$25.00	7/13/2010 7:19:18 AM
grampy48	$25.00	$25.00	7/13/2010 9:12:09 AM
broker558	$25.00	$25.00	7/13/2010 12:22:04 PM
Kyileo	$25.00	$25.00	7/13/2010 1:01:25 PM
worthy-bid4	$25.00	$25.00	7/13/2010 9:32:09 AM
iamdoug	$35.00	$35.00	7/13/2010 4:19:43 PM
biffmush	$125.00	$125.00	7/13/2010 4:19:50 PM
peso-aggregator	$25.00	$25.00	7/13/2010 2:54:51 PM
revenue-appraiser	$30.00	$5.00	7/13/2010 3:42:55 PM
friendinmoney	$25.00	$25.00	7/13/2010 3:58:52 PM
39 bids
Borrower Payment Dependent Notes Series 465754
This series of Notes was issued and sold upon the funding of the borrower loan #43457, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Jul-09-2010
				Auction end date:	Jul-10-2010

Starting lender yield:	21.55%	Starting borrower rate/APR:	22.55% / 24.82%	Starting monthly payment:	$250.09
Final lender yield:	21.55%	Final borrower rate/APR:	22.55% / 24.82%	Final monthly payment:	$250.09

Auction yield range:	7.93% - 21.55%	Estimated loss impact:	8.51%
Lender servicing fee:	1.00%	Estimated return:	13.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2003	Debt/Income ratio:	31%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 6	Length of status:	0y 2m
Credit score:	720-739 (Jul-2010)	Total credit lines:	22	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$3,025	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	neutrino3	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Moved to Coast want to buy a Boat
Purpose of loan:
This loan will be used to? Buy a boat from the dealership I work at, I am buying it below wholesale

My financial situation:
I am a good candidate for this loan because?I have been in the?RV Industry for 15 years, prior to that I was in the military from which I? retired from.Even though I have only been employed for two months by this company. ?I?was employed?by this company?for?7 years before leaving them the last time?and was recruited back?by them to be a General Manager.?I am responsible, motivated, have never been?fired and have only left a job for a better position.? ?

Monthly net income: $5700.00???

Monthly expenses: $
??Housing: $ 990
??Insurance: $45
??Car expenses: $ 470
??Utilities: $ 150
??Phone, cable, internet: $ 60
??Food, entertainment: $300
??Clothing, household expenses $50
??Credit cards and other loans: $600
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simplelender80	$100.00	$100.00	7/9/2010 4:50:09 PM
tech310	$50.00	$50.00	7/9/2010 4:50:17 PM
bold-durability-drum	$50.00	$50.00	7/9/2010 4:53:56 PM
bountiful-durability	$50.00	$50.00	7/9/2010 4:53:45 PM
riproaringrapids	$25.00	$25.00	7/9/2010 4:56:25 PM
orderly-loot	$25.00	$25.00	7/9/2010 4:53:09 PM
Comoparklender	$50.00	$50.00	7/9/2010 4:53:31 PM
Thylow	$25.00	$25.00	7/9/2010 4:56:35 PM
new-social-economist	$25.00	$25.00	7/9/2010 5:11:05 PM
villagers	$25.00	$25.00	7/9/2010 5:11:09 PM
anders94	$25.00	$25.00	7/9/2010 5:10:52 PM
trustworthy-fairness	$50.00	$50.00	7/9/2010 5:11:15 PM
Rysterola82	$25.00	$25.00	7/9/2010 5:12:16 PM
dickfore	$25.00	$25.00	7/9/2010 5:12:41 PM
money-bauble	$200.00	$200.00	7/9/2010 5:13:13 PM
wahoo-trader	$25.00	$25.00	7/9/2010 5:12:47 PM
SCTrojangirl	$25.00	$25.00	7/9/2010 5:13:03 PM
noble-revenue	$50.00	$50.00	7/9/2010 5:13:20 PM
orange-preeminant-bill	$69.52	$69.52	7/9/2010 5:13:34 PM
the-silver-blaster	$50.00	$50.00	7/9/2010 5:13:41 PM
objective-investor	$100.00	$100.00	7/9/2010 5:14:14 PM
Havana21	$25.00	$25.00	7/9/2010 5:14:20 PM
sweetlan	$25.00	$25.00	7/9/2010 5:14:31 PM
coin-investor	$25.00	$25.00	7/9/2010 5:22:51 PM
Artist_Blue	$25.00	$25.00	7/9/2010 5:05:58 PM
important-ore	$50.00	$50.00	7/9/2010 6:13:45 PM
personal-lender	$25.00	$25.00	7/9/2010 5:10:02 PM
power-igloo3	$25.00	$25.00	7/9/2010 6:25:42 PM
green-rapid-openness	$100.00	$100.00	7/9/2010 7:01:09 PM
gracej	$25.00	$25.00	7/9/2010 5:11:44 PM
Vegasjim	$25.00	$25.00	7/9/2010 5:11:48 PM
deal-frontier	$50.00	$50.00	7/9/2010 7:01:44 PM
ethicalhumanist	$25.00	$25.00	7/9/2010 7:11:51 PM
diablo_ny	$25.00	$25.00	7/9/2010 5:12:12 PM
bigdogsafety1	$50.00	$50.00	7/9/2010 7:26:23 PM
enthralling-deal180	$100.00	$100.00	7/9/2010 5:12:33 PM
Slend49	$25.00	$25.00	7/9/2010 8:08:08 PM
a-finance-nirvana	$25.00	$25.00	7/9/2010 9:28:57 PM
IIP77	$25.00	$25.00	7/9/2010 9:52:35 PM
agreement-sycamore	$50.00	$50.00	7/9/2010 5:14:58 PM
sasa101	$50.00	$50.00	7/9/2010 11:01:29 PM
giannyny	$25.00	$25.00	7/10/2010 1:11:49 AM
Featherbee	$25.00	$25.00	7/10/2010 1:32:10 AM
STLRacer	$25.00	$25.00	7/10/2010 1:32:47 AM
Northsider	$25.00	$25.00	7/10/2010 1:32:24 AM
BuffetRocks	$30.89	$30.89	7/10/2010 1:35:23 AM
apostle901	$25.00	$25.00	7/10/2010 1:32:46 AM
helpinghand63	$26.12	$26.12	7/10/2010 1:34:11 AM
boater01	$50.00	$50.00	7/10/2010 1:35:14 AM
gametime34	$28.32	$28.32	7/10/2010 1:35:18 AM
chestnut4	$25.00	$25.00	7/10/2010 1:45:18 AM
loan-master996	$27.79	$27.79	7/10/2010 1:45:22 AM
economy-producer	$25.00	$25.00	7/10/2010 1:45:46 AM
wise-pound-eagle	$46.60	$46.60	7/10/2010 5:02:59 AM
loan-genie88	$25.00	$25.00	7/9/2010 6:23:27 PM
head	$25.00	$25.00	7/9/2010 6:25:53 PM
indianoven	$46.33	$46.33	7/10/2010 7:26:58 AM
inspired-contract9	$25.00	$25.00	7/10/2010 8:44:25 AM
line6owner	$27.00	$27.00	7/9/2010 7:08:17 PM
lounges	$25.00	$25.00	7/10/2010 9:26:19 AM
kid8549	$25.00	$25.00	7/10/2010 9:51:40 AM
Kyileo	$25.00	$25.00	7/10/2010 10:05:08 AM
trumpet	$28.71	$28.71	7/10/2010 10:16:58 AM
inventive-wealth2	$25.00	$25.00	7/9/2010 8:48:03 PM
RationalWorld	$25.00	$25.00	7/10/2010 10:24:15 AM
reflective-rupee	$400.00	$355.46	7/10/2010 1:36:13 PM
stollcm	$25.00	$25.00	7/10/2010 1:33:11 PM
Unclejohn	$25.75	$25.75	7/10/2010 1:09:30 AM
vegibenz	$25.00	$25.00	7/10/2010 1:11:53 AM
Xaja	$25.00	$25.00	7/10/2010 1:31:17 AM
coloradoloanman	$25.00	$25.00	7/10/2010 1:33:47 AM
Aimvest	$25.00	$25.00	7/10/2010 1:34:07 AM
kirkjerk	$25.00	$25.00	7/10/2010 1:35:15 AM
bowdish1	$50.00	$50.00	7/10/2010 1:37:36 AM
supreme-benefit	$25.00	$25.00	7/10/2010 1:42:44 AM
the-profit-oracle	$25.00	$25.00	7/10/2010 1:45:58 AM
fly99	$100.00	$100.00	7/10/2010 6:21:25 AM
SNH	$25.00	$25.00	7/10/2010 6:39:50 AM
kegs	$27.94	$27.94	7/10/2010 7:11:19 AM
SnE	$25.00	$25.00	7/10/2010 8:18:29 AM
1800porsche	$25.00	$25.00	7/10/2010 11:42:59 AM
blue-useful-auction	$25.00	$25.00	7/10/2010 12:10:04 PM
Easystreet	$25.00	$25.00	7/9/2010 4:50:15 PM
ray1051	$25.00	$25.00	7/9/2010 4:50:29 PM
rescue	$50.00	$50.00	7/9/2010 4:53:16 PM
nybanker85	$75.00	$75.00	7/9/2010 4:51:32 PM
bid-czar8	$100.00	$100.00	7/9/2010 4:54:05 PM
treasure-hunter270	$25.00	$25.00	7/9/2010 5:09:52 PM
american6	$25.00	$25.00	7/9/2010 5:09:47 PM
moola-man	$30.00	$30.00	7/9/2010 5:10:59 PM
ichibon	$100.00	$100.00	7/9/2010 5:11:29 PM
Supernick	$50.00	$50.00	7/9/2010 5:11:26 PM
brightest-affluence-motivator	$100.00	$100.00	7/9/2010 5:11:35 PM
orgy63	$25.00	$25.00	7/9/2010 5:11:59 PM
top-courteous-peso	$80.00	$80.00	7/9/2010 5:12:28 PM
Katburg	$35.00	$35.00	7/9/2010 5:12:43 PM
bchen78875	$25.00	$25.00	7/9/2010 5:13:32 PM
SimpleChoice	$25.00	$25.00	7/9/2010 5:14:23 PM
mercuriant	$25.00	$25.00	7/9/2010 5:24:12 PM
1phantom	$25.00	$25.00	7/9/2010 6:21:49 PM
studious-bonus7	$50.00	$50.00	7/9/2010 5:09:40 PM
brightest-breathtaking-finance	$100.00	$100.00	7/9/2010 5:10:16 PM
qtmspin	$25.00	$25.00	7/9/2010 5:10:25 PM
JustMee	$25.00	$25.00	7/9/2010 6:50:27 PM
syounker	$25.00	$25.00	7/9/2010 5:12:09 PM
Bank_Of_XL	$25.00	$25.00	7/9/2010 7:18:16 PM
Avala	$50.00	$50.00	7/9/2010 5:12:30 PM
cpblue79	$69.71	$69.71	7/9/2010 8:24:35 PM
Trakissta	$150.00	$150.00	7/9/2010 7:59:32 PM
nunnie	$25.00	$25.00	7/9/2010 5:13:09 PM
orange-dollar-guild	$50.00	$50.00	7/9/2010 8:41:29 PM
GlowHost	$50.00	$50.00	7/9/2010 5:13:50 PM
ddog0224	$25.00	$25.00	7/9/2010 5:13:57 PM
FinanceEngine	$25.00	$25.00	7/9/2010 9:03:31 PM
Imaginos1892	$50.00	$50.00	7/9/2010 9:55:24 PM
logical-loyalty0	$25.00	$25.00	7/9/2010 9:41:19 PM
Prosp_Lender	$50.00	$50.00	7/9/2010 11:01:23 PM
treasure-bliss	$50.44	$50.44	7/9/2010 5:24:16 PM
PatriotKnight	$25.00	$25.00	7/10/2010 1:07:52 AM
jonn834	$25.00	$25.00	7/10/2010 1:11:44 AM
castleman	$25.00	$25.00	7/10/2010 1:11:57 AM
Cheburashka	$25.00	$25.00	7/10/2010 1:19:03 AM
sgmm330	$25.00	$25.00	7/10/2010 1:32:43 AM
Alpha-AssistU	$25.00	$25.00	7/9/2010 5:31:51 PM
MrMoney0622	$25.00	$25.00	7/10/2010 1:33:10 AM
KiwiElf	$25.00	$25.00	7/10/2010 1:19:14 AM
csarradio	$25.00	$25.00	7/10/2010 1:34:04 AM
mopar4life	$25.00	$25.00	7/10/2010 1:30:34 AM
Picopie	$31.46	$31.46	7/10/2010 1:35:21 AM
jga516	$25.00	$25.00	7/10/2010 1:35:25 AM
Millmanator	$25.00	$25.00	7/10/2010 1:32:50 AM
onlyastepaway	$25.00	$25.00	7/10/2010 1:34:09 AM
lloyd_s	$25.00	$25.00	7/10/2010 1:37:21 AM
MO_Investor	$25.00	$25.00	7/10/2010 1:44:22 AM
anyoi	$27.19	$27.19	7/10/2010 1:35:10 AM
cjames84	$25.00	$25.00	7/10/2010 1:35:16 AM
Peterman	$25.00	$25.00	7/10/2010 1:45:15 AM
macgeek	$27.78	$27.78	7/10/2010 1:35:20 AM
impeccable-transparency	$32.51	$32.51	7/10/2010 1:45:19 AM
vb3jmg	$29.45	$29.45	7/10/2010 1:43:03 AM
cello1	$25.00	$25.00	7/10/2010 1:45:47 AM
newfoundation	$25.00	$25.00	7/10/2010 5:46:26 AM
ommcd	$25.00	$25.00	7/9/2010 6:24:02 PM
blackstar	$25.00	$25.00	7/9/2010 6:25:40 PM
mcarm66	$25.00	$25.00	7/10/2010 9:01:29 AM
GElender	$26.24	$26.24	7/10/2010 9:42:17 AM
community-pipeline8	$50.00	$50.00	7/10/2010 9:56:28 AM
oaktown23	$50.00	$50.00	7/10/2010 10:51:43 AM
SBT	$50.00	$50.00	7/9/2010 8:41:26 PM
Tahoeguy	$50.00	$50.00	7/10/2010 12:41:34 PM
PatRichi	$25.00	$25.00	7/10/2010 1:35:22 PM
SmokeyMirror	$26.33	$26.33	7/10/2010 12:16:25 AM
movistar	$25.00	$25.00	7/10/2010 1:08:33 AM
kain11286	$25.00	$25.00	7/10/2010 1:32:29 AM
hizzy	$25.00	$25.00	7/10/2010 1:34:00 AM
DcUnited	$30.00	$30.00	7/10/2010 1:34:48 AM
suomynona	$25.00	$25.00	7/10/2010 1:35:08 AM
teller	$25.00	$25.00	7/10/2010 1:37:33 AM
Phantom99	$25.00	$25.00	7/10/2010 1:45:49 AM
roadster199	$25.00	$25.00	7/10/2010 5:06:18 AM
NELNET	$49.25	$49.25	7/10/2010 5:46:29 AM
time4aloan	$39.21	$39.21	7/10/2010 8:11:29 AM
rebelduke	$25.00	$25.00	7/10/2010 10:22:09 AM
bonus-patriot	$25.00	$25.00	7/10/2010 11:53:16 AM
building-america	$25.00	$25.00	7/10/2010 11:54:35 AM
enriching-payout	$25.00	$25.00	7/10/2010 1:41:19 PM
wwwUniversal	$25.00	$25.00	7/10/2010 1:41:43 PM
167 bids
Borrower Payment Dependent Notes Series 465870
This series of Notes was issued and sold upon the funding of the borrower loan #43454, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,250.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Jul-09-2010
				Auction end date:	Jul-09-2010

Starting lender yield:	7.30%	Starting borrower rate/APR:	8.30% / 8.64%	Starting monthly payment:	$228.19
Final lender yield:	7.30%	Final borrower rate/APR:	8.30% / 8.64%	Final monthly payment:	$228.19

Auction yield range:	2.93% - 7.30%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1988	Debt/Income ratio:	24%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 13	Length of status:	1y 0m
Credit score:	800-819 (Jul-2010)	Total credit lines:	37	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$13,056	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	16%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	the-charming-integrity	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 100% )	800-819 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	760-779 (Dec-2009)
Principal balance:	$2,114.28	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Paying off My Last Credit Card!
Purpose of loan:
This loan will be used to pay off my last Credit Card, Almost Credit Card Free!

My financial situation:
I am an excellent candidate for this loan because I have been always on time with any loan/Credit Card Payments.? If you notice my Credit score has improved considerably since my last loan through Prosper 6 months ago and I have always made on time payments.? I am working on getting this loan and I will be out of credit card debt.

I am getting married in August and this will help in getting my Credit Cards out of the way and make for a simple monthly payment.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

tech310	$50.00	$50.00	7/9/2010 4:50:22 PM
cyberie21	$50.00	$50.00	7/9/2010 4:51:16 PM
meux99	$25.00	$25.00	7/9/2010 4:51:19 PM
pakrbkr	$50.00	$50.00	7/9/2010 4:51:29 PM
Philolend	$25.00	$25.00	7/9/2010 4:51:43 PM
LendGuy	$50.00	$50.00	7/9/2010 4:52:29 PM
riproaringrapids	$25.00	$25.00	7/9/2010 4:53:05 PM
DonaldColorado	$25.00	$25.00	7/9/2010 4:52:46 PM
ray1051	$50.00	$50.00	7/9/2010 4:54:11 PM
hookUup	$25.00	$25.00	7/9/2010 4:54:47 PM
zielojo	$25.00	$25.00	7/9/2010 4:55:02 PM
syounker	$25.00	$25.00	7/9/2010 4:55:33 PM
j2ee	$25.00	$25.00	7/9/2010 4:55:15 PM
antlr	$25.00	$25.00	7/9/2010 4:55:51 PM
moola-rose8	$50.00	$50.00	7/9/2010 4:55:57 PM
GeorgiaGator	$50.00	$50.00	7/9/2010 4:56:07 PM
successful-euro	$30.00	$30.00	7/9/2010 4:56:32 PM
Winsten	$50.00	$50.00	7/9/2010 4:57:27 PM
contract-giant	$25.00	$25.00	7/9/2010 4:58:12 PM
HunterSix	$25.00	$25.00	7/9/2010 4:59:16 PM
kulender	$50.00	$50.00	7/9/2010 4:58:21 PM
Steveoo1	$25.00	$25.00	7/9/2010 4:59:30 PM
livelytoad	$25.00	$25.00	7/9/2010 4:58:31 PM
MTLoans	$25.00	$25.00	7/9/2010 4:59:42 PM
JohnGalt94	$25.00	$25.00	7/9/2010 4:59:56 PM
Toby1montana	$33.92	$33.92	7/9/2010 5:00:04 PM
systematic0	$25.00	$25.00	7/9/2010 5:00:33 PM
efficient-marketplace	$50.00	$50.00	7/9/2010 4:59:00 PM
Walkingcowboy	$25.00	$25.00	7/9/2010 4:59:05 PM
otter	$25.00	$25.00	7/9/2010 4:59:10 PM
devoider	$25.00	$25.00	7/9/2010 5:00:48 PM
roccofox	$50.00	$50.00	7/9/2010 4:59:18 PM
Bank42	$37.08	$37.08	7/9/2010 5:00:59 PM
woodenshoes	$25.00	$25.00	7/9/2010 5:00:06 PM
burgeoning-silver	$25.00	$25.00	7/9/2010 5:00:14 PM
MONEYLENDER101	$100.00	$100.00	7/9/2010 5:00:22 PM
relentless-penny	$50.00	$50.00	7/9/2010 5:01:30 PM
affluence-pumpkin0	$25.00	$25.00	7/9/2010 4:52:20 PM
JJS180	$25.00	$25.00	7/9/2010 5:01:52 PM
resource777	$50.00	$50.00	7/9/2010 4:52:32 PM
TheGrayFox	$25.00	$25.00	7/9/2010 4:52:40 PM
finance-negotiator2	$25.00	$25.00	7/9/2010 5:02:25 PM
pavelz	$100.00	$100.00	7/9/2010 5:02:33 PM
Lii4me	$50.00	$50.00	7/9/2010 5:02:37 PM
USMC0311	$25.00	$25.00	7/9/2010 5:02:41 PM
Charlieofalbany	$50.00	$50.00	7/9/2010 5:02:50 PM
UT-Longhorn	$25.00	$25.00	7/9/2010 5:03:01 PM
BayShell	$50.00	$50.00	7/9/2010 5:02:58 PM
life-is-great	$25.00	$25.00	7/9/2010 5:03:16 PM
farbav	$25.00	$25.00	7/9/2010 5:03:04 PM
mrbanker	$100.00	$100.00	7/9/2010 5:03:21 PM
zenchef	$25.00	$25.00	7/9/2010 5:03:27 PM
lifegrowth	$25.00	$25.00	7/9/2010 5:03:34 PM
szetowski	$25.00	$25.00	7/9/2010 5:03:19 PM
kenji4861	$25.00	$25.00	7/9/2010 4:53:39 PM
aasx1108	$25.00	$25.00	7/9/2010 5:03:51 PM
moltopaolo	$50.00	$50.00	7/9/2010 5:04:00 PM
indianoven	$50.00	$50.00	7/9/2010 5:04:07 PM
surfhoss644	$50.00	$50.00	7/9/2010 5:04:11 PM
figs4u2	$80.00	$80.00	7/9/2010 5:04:15 PM
svandgts	$25.00	$25.00	7/9/2010 5:04:22 PM
bsmtloan	$50.00	$50.00	7/9/2010 5:04:20 PM
GeelongTrader	$25.00	$25.00	7/9/2010 5:04:29 PM
Havana21	$25.00	$25.00	7/9/2010 4:54:23 PM
lend2end	$25.00	$25.00	7/9/2010 5:04:38 PM
kunger	$25.00	$25.00	7/9/2010 5:04:49 PM
bigballer105	$50.00	$50.00	7/9/2010 5:04:42 PM
Supernick	$50.00	$50.00	7/9/2010 4:54:39 PM
martalli	$25.00	$0.45	7/9/2010 5:04:55 PM
phillipd48	$25.00	$25.00	7/9/2010 5:04:46 PM
dontscrewmeover1	$25.00	$25.00	7/9/2010 4:54:52 PM
elasermd	$50.00	$50.00	7/9/2010 4:57:35 PM
guardlender	$25.00	$25.00	7/9/2010 4:57:53 PM
alaco	$25.00	$25.00	7/9/2010 4:58:14 PM
impressive-credit431	$75.46	$75.46	7/9/2010 4:58:45 PM
gauss02	$25.00	$25.00	7/9/2010 4:59:12 PM
suburbanman64	$35.00	$35.00	7/9/2010 4:59:28 PM
bds9646	$26.00	$26.00	7/9/2010 4:59:46 PM
HUMPTIDUMPTI	$39.84	$39.84	7/9/2010 4:59:53 PM
Dweeberkitty1	$25.00	$25.00	7/9/2010 5:00:16 PM
mburke3434	$25.00	$25.00	7/9/2010 5:00:27 PM
Merganser	$25.00	$25.00	7/9/2010 5:00:54 PM
Binan	$25.00	$25.00	7/9/2010 5:01:11 PM
unclejaef	$25.00	$25.00	7/9/2010 5:02:00 PM
awwaww	$25.00	$25.00	7/9/2010 5:02:46 PM
briphi	$100.00	$100.00	7/9/2010 5:02:48 PM
fair-funds	$25.00	$25.00	7/9/2010 5:02:54 PM
gold-sushi	$25.00	$25.00	7/9/2010 5:03:02 PM
point-zebra	$25.00	$25.00	7/9/2010 5:03:07 PM
Global2010	$50.00	$50.00	7/9/2010 5:03:11 PM
TK4	$25.00	$25.00	7/9/2010 5:03:25 PM
orindalender	$50.00	$50.00	7/9/2010 5:03:32 PM
gojackgo	$50.00	$50.00	7/9/2010 5:03:44 PM
klinebarger	$25.00	$25.00	7/9/2010 5:03:56 PM
InvestorPartners	$25.00	$25.00	7/9/2010 5:04:31 PM
VWA_to_the_Rescue	$25.00	$25.00	7/9/2010 4:51:23 PM
moola-man	$50.00	$50.00	7/9/2010 4:51:53 PM
american6	$50.00	$50.00	7/9/2010 4:51:49 PM
credit-coach118	$28.29	$28.29	7/9/2010 4:52:02 PM
dough-collector0	$50.00	$50.00	7/9/2010 4:52:30 PM
dharma1	$25.00	$25.00	7/9/2010 4:53:28 PM
Algaes	$50.00	$50.00	7/9/2010 4:54:33 PM
Pulchritudinous	$25.00	$25.00	7/9/2010 4:54:44 PM
skvat	$25.00	$25.00	7/9/2010 4:54:15 PM
tbrnet	$50.00	$50.00	7/9/2010 4:54:59 PM
stilleto8	$25.00	$25.00	7/9/2010 4:46:22 PM
logical-loyalty0	$25.00	$25.00	7/9/2010 4:55:40 PM
overflowinglife	$25.00	$25.00	7/9/2010 4:55:18 PM
Vreet	$50.00	$50.00	7/9/2010 4:55:22 PM
CaptainBlueberry	$25.00	$25.00	7/9/2010 4:55:43 PM
RMB-Investments	$50.00	$50.00	7/9/2010 4:55:47 PM
first-restless-payout	$50.00	$50.00	7/9/2010 4:56:03 PM
green-radiant-durability	$50.00	$50.00	7/9/2010 4:56:10 PM
teller	$60.00	$60.00	7/9/2010 4:56:54 PM
HHP	$25.00	$25.00	7/9/2010 4:57:15 PM
loyalist1	$100.00	$100.00	7/9/2010 4:57:17 PM
wormdc	$25.00	$25.00	7/9/2010 4:57:24 PM
bold-durability-drum	$50.00	$50.00	7/9/2010 4:58:48 PM
marabu	$25.00	$25.00	7/9/2010 4:57:40 PM
koa	$50.00	$50.00	7/9/2010 4:58:52 PM
rosie777	$40.00	$40.00	7/9/2010 4:58:57 PM
responsibility-butterfly	$25.00	$25.00	7/9/2010 4:59:03 PM
restech	$25.00	$25.00	7/9/2010 4:58:16 PM
spenrod	$38.13	$38.13	7/9/2010 4:59:20 PM
Ivan2007	$25.00	$25.00	7/9/2010 4:58:18 PM
Tai	$25.00	$25.00	7/9/2010 4:59:31 PM
ommcd	$25.00	$25.00	7/9/2010 4:58:27 PM
lancetc	$25.00	$25.00	7/9/2010 4:59:38 PM
ryreesado	$25.00	$25.00	7/9/2010 4:59:48 PM
mad4wknds	$25.00	$25.00	7/9/2010 4:59:58 PM
winter-vigilance	$25.00	$25.00	7/9/2010 5:00:11 PM
point-solstice	$50.00	$50.00	7/9/2010 5:00:37 PM
Cheburashka	$30.00	$30.00	7/9/2010 4:59:08 PM
jeffpac	$55.00	$55.00	7/9/2010 5:00:46 PM
heroic-platinum	$25.00	$25.00	7/9/2010 5:00:50 PM
neenerman	$41.79	$41.79	7/9/2010 4:59:22 PM
murren	$25.00	$25.00	7/9/2010 4:51:37 PM
shorthairedg	$50.00	$50.00	7/9/2010 5:01:03 PM
Philosonie	$25.00	$25.00	7/9/2010 4:59:44 PM
quirky	$25.00	$25.00	7/9/2010 5:01:08 PM
DeltaGambler	$25.00	$25.00	7/9/2010 4:59:59 PM
GrommetPosse	$25.00	$25.00	7/9/2010 5:00:13 PM
108lender	$100.00	$100.00	7/9/2010 5:00:41 PM
Carpetkid	$50.00	$50.00	7/9/2010 4:52:04 PM
majormoves1	$25.00	$25.00	7/9/2010 5:01:19 PM
best-ingenious-funds	$25.00	$25.00	7/9/2010 5:01:40 PM
FlexFunding	$100.00	$100.00	7/9/2010 4:52:19 PM
villagers	$50.00	$50.00	7/9/2010 4:52:24 PM
jt88	$25.00	$25.00	7/9/2010 4:52:34 PM
bid-czar8	$100.00	$100.00	7/9/2010 5:02:22 PM
harty	$60.00	$60.00	7/9/2010 5:02:30 PM
liberty-destiny3	$25.00	$25.00	7/9/2010 5:02:28 PM
dtrain5	$25.00	$25.00	7/9/2010 5:02:44 PM
ThomasC	$25.00	$25.00	7/9/2010 5:03:14 PM
4XKcWfGvp9kC3ELjo4pL	$25.00	$25.00	7/9/2010 5:03:18 PM
Artist_Blue	$25.00	$25.00	7/9/2010 4:53:22 PM
lender_100	$25.00	$25.00	7/9/2010 5:03:29 PM
ferocious-exchange3	$25.00	$25.00	7/9/2010 5:03:38 PM
nunnie	$25.00	$25.00	7/9/2010 5:04:03 PM
thoughtful-community7	$25.00	$25.00	7/9/2010 5:04:06 PM
red-trade-cologne	$25.00	$25.00	7/9/2010 5:04:04 PM
virtualbank	$25.00	$25.00	7/9/2010 5:04:15 PM
skuba	$50.00	$50.00	7/9/2010 5:04:19 PM
GreenHill	$25.00	$25.00	7/9/2010 5:04:25 PM
dphoenix	$25.00	$25.00	7/9/2010 5:04:26 PM
eighttone	$25.00	$25.00	7/9/2010 5:04:40 PM
PumpkinHead406	$25.00	$25.00	7/9/2010 5:04:32 PM
-J	$25.00	$25.00	7/9/2010 5:04:50 PM
SunsetCoastCapital	$25.00	$25.00	7/9/2010 5:04:45 PM
gallant-economy9	$25.00	$25.00	7/9/2010 5:04:51 PM
delicious-social132	$40.00	$40.00	7/9/2010 4:55:06 PM
Tc11902	$25.00	$25.00	7/9/2010 4:57:21 PM
rescue	$25.00	$25.00	7/9/2010 4:57:37 PM
DrMoneyBags	$25.00	$25.00	7/9/2010 4:58:09 PM
thorough-exchange4	$40.00	$40.00	7/9/2010 4:58:38 PM
Fuzkaska__F_u_n_d_s	$25.00	$25.00	7/9/2010 4:59:06 PM
Dazz2061	$25.00	$25.00	7/9/2010 4:59:24 PM
afotherg	$40.00	$40.00	7/9/2010 4:59:40 PM
1fortheroad	$25.00	$25.00	7/9/2010 4:59:51 PM
kindness-percolator5	$25.00	$25.00	7/9/2010 5:00:08 PM
CAGE-Investments	$50.00	$50.00	7/9/2010 5:00:19 PM
bowdish1	$65.04	$65.04	7/9/2010 5:00:57 PM
achillesa	$25.00	$25.00	7/9/2010 5:01:13 PM
money-bauble	$100.00	$100.00	7/9/2010 5:01:22 PM
anything-but-ordinary	$50.00	$50.00	7/9/2010 5:01:28 PM
agreement-sycamore	$50.00	$50.00	7/9/2010 5:01:31 PM
potatoepicker	$50.00	$50.00	7/9/2010 5:01:36 PM
alexstar	$25.00	$25.00	7/9/2010 5:01:39 PM
emprestador	$25.00	$25.00	7/9/2010 5:02:21 PM
1800porsche	$25.00	$25.00	7/9/2010 5:02:52 PM
commerce-triumph	$25.00	$25.00	7/9/2010 5:03:06 PM
power-defender7	$40.00	$40.00	7/9/2010 5:03:09 PM
kegs	$25.57	$25.57	7/9/2010 5:03:28 PM
Rdodson11	$25.00	$25.00	7/9/2010 5:03:42 PM
goingplaces99	$50.00	$50.00	7/9/2010 5:03:48 PM
danny-lender	$50.00	$50.00	7/9/2010 5:04:10 PM
MyPlantsEatBugs	$25.00	$25.00	7/9/2010 5:04:27 PM
mollybosco	$38.43	$38.43	7/9/2010 5:04:34 PM
authentic-diversification	$25.00	$25.00	7/9/2010 5:04:53 PM
199 bids
Borrower Payment Dependent Notes Series 464709
This series of Notes was issued and sold upon the funding of the borrower loan #43460, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-30-2010
				Auction end date:	Jul-01-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$161.70
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$161.70

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1976	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	4	Employment status:	Retired
Enhanced (1-5):	4	Current / open credit lines:	14 / 12	Length of status:	4y 8m
Credit score:	760-779 (Jun-2010)	Total credit lines:	30	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$13,089
Amount delinquent:	$0	Bankcard utilization:	33%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	return-driver5	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fix my house
Purpose of loan:
This loan will be used to?fix up my house. It is 35 years old and needs some fixing and updating?

My financial situation:
I am a good candidate for this loan because I always pay my bills on time, and have a good credit rating?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

benjo	$50.00	$50.00	6/30/2010 4:20:03 PM
benevolent-bonus	$25.00	$25.00	6/30/2010 4:20:13 PM
tech310	$50.00	$50.00	6/30/2010 4:27:40 PM
SNH	$75.00	$75.00	6/30/2010 4:27:16 PM
Havana21	$25.00	$25.00	6/30/2010 4:27:22 PM
AF-Chief	$28.00	$28.00	6/30/2010 4:27:34 PM
desertoasis	$25.00	$25.00	6/30/2010 4:27:48 PM
Angel_Investor_7	$25.00	$25.00	6/30/2010 4:27:54 PM
gss_000	$25.00	$25.00	6/30/2010 4:28:31 PM
revenue-officer36	$25.00	$25.00	6/30/2010 4:22:30 PM
Pman	$25.00	$25.00	6/30/2010 4:31:56 PM
first-upright-payout	$25.00	$25.00	6/30/2010 4:32:08 PM
Artist_Blue	$25.00	$25.00	6/30/2010 4:24:47 PM
bountiful-durability	$50.00	$50.00	6/30/2010 4:34:27 PM
Rattlehead	$25.00	$25.00	6/30/2010 4:33:04 PM
bid-czar8	$96.96	$96.96	6/30/2010 4:27:57 PM
easybreezy	$25.00	$25.00	6/30/2010 4:36:19 PM
LuvToLend	$25.00	$25.00	6/30/2010 4:36:42 PM
enthusiastic-balance5	$50.00	$50.00	6/30/2010 4:38:41 PM
InvestorPartners	$25.00	$25.00	6/30/2010 4:36:30 PM
dime-reaction	$25.00	$25.00	6/30/2010 4:36:56 PM
Jonb6919	$25.00	$25.00	6/30/2010 4:55:11 PM
orange-dollar-guild	$25.00	$25.00	6/30/2010 4:38:58 PM
kind-adventurous-finance	$30.00	$30.00	6/30/2010 4:32:37 PM
AlexTrep	$25.00	$25.00	6/30/2010 4:46:15 PM
jonbozeman	$25.00	$25.00	6/30/2010 4:46:43 PM
reflective-rupee	$100.00	$47.52	6/30/2010 5:52:04 PM
reflective-rupee	$25.00	$25.00	6/30/2010 8:23:05 PM
treasure-bliss	$100.00	$100.00	6/30/2010 4:26:56 PM
brother_tam	$26.18	$26.18	6/30/2010 4:27:37 PM
r0b3m4n	$25.00	$25.00	6/30/2010 4:28:18 PM
israel15	$25.00	$25.00	6/30/2010 4:28:21 PM
S-Master	$25.00	$25.00	6/30/2010 4:26:52 PM
orange-preeminant-bill	$100.00	$100.00	6/30/2010 4:26:59 PM
Share_The_Wealth	$41.62	$41.62	6/30/2010 4:28:16 PM
drg6289	$25.00	$25.00	6/30/2010 4:28:28 PM
happy-return4	$26.67	$26.67	6/30/2010 4:20:08 PM
Comoparklender	$40.00	$40.00	6/30/2010 4:22:48 PM
MADAOO7	$50.00	$50.00	6/30/2010 4:31:40 PM
reflective-rupee	$25.00	$25.00	6/30/2010 4:32:59 PM
personal-lender	$25.00	$25.00	6/30/2010 4:31:48 PM
soulful-truth	$1,000.00	$1,000.00	6/30/2010 4:32:55 PM
intelligent-yield	$25.00	$25.00	6/30/2010 4:34:39 PM
loyalist1	$50.00	$50.00	6/30/2010 4:26:50 PM
natural-greenback6	$25.00	$25.00	6/30/2010 4:28:00 PM
thorough-exchange4	$25.00	$25.00	6/30/2010 4:34:05 PM
melodious-fairness	$25.00	$25.00	6/30/2010 4:36:57 PM
626457	$25.00	$25.00	6/30/2010 4:46:04 PM
simplelender80	$50.00	$50.00	6/30/2010 4:31:37 PM
tallmon	$25.00	$25.00	6/30/2010 4:54:53 PM
kmr2	$100.00	$100.00	6/30/2010 5:19:22 PM
reflective-rupee	$883.05	$883.05	6/30/2010 5:30:00 PM
wwwUniversal	$25.00	$25.00	6/30/2010 5:34:34 PM
jengachamp	$25.00	$25.00	6/30/2010 4:34:30 PM
orderly-leverage	$30.00	$30.00	6/30/2010 4:34:36 PM
cash-spark3	$25.00	$25.00	6/30/2010 4:35:03 PM
FeedTheMachine	$50.00	$50.00	6/30/2010 4:35:07 PM
GInBaghdad	$25.00	$25.00	6/30/2010 4:35:29 PM
Alpha-AssistU	$50.00	$50.00	6/30/2010 4:36:03 PM
euro-shrine	$25.00	$25.00	6/30/2010 5:49:24 PM
foothillender	$25.00	$25.00	7/1/2010 7:08:12 AM
61 bids
Borrower Payment Dependent Notes Series 464831
This series of Notes was issued and sold upon the funding of the borrower loan #43472, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$90.47

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1994	Debt/Income ratio:	36%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	10 / 10	Length of status:	5y 5m
Credit score:	660-679 (Jul-2010)	Total credit lines:	46	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$14,471	Stated income:	$25,000-$49,999
Amount delinquent:	$5,499	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	macygray333	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Saving my home from foreclosure
Purpose of loan:
This loan will be used to pay back Bank of America for the 2nd installment of property taxes they paid to preserve their interest in my property when I was in default because their Borrower's Protection Plan denied a medical claim I had filed in January 2010. I recently fought them and won and they applied $4,888 towards my balance. However, while I was in default status, they paid my property taxes. In order to keep my payments at $954 per month, they are demanding that I pay them back the 2nd installment of property taxes. I do not owe them $5,499 as stated and can prove it. By the way, the claim I filed under the Borrower's Protection Plan was for a work related injury which caused me to have 2 rotator cuff surgeries within 1 and 1/2 years forcing me to live on 2/3rds of my regular pay. I recently returned to work.

My financial situation:
I am a good candidate for this loan because I do pay my bills?every month and on time. When I give my word, I keep my word. I will go without eating to pay a bill that is due.

Monthly net income: $ 2600.00

Monthly expenses: $
??Housing: $ 954.00
??Insurance: $ 0
??Car expenses: $ 326.00
??Utilities: $?36.00
??Phone, cable, internet: $ 120.00
??Food, entertainment: $ 50.00
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 500.00
??Other expenses: $ Homeowner's Dues-$326.00 Per month
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I am bidding on your loan and I would encourage you to "move your money"-- see if you can re-finance with a local credit union or community bank. Here is a web site I love to tell people about. http://moveyourmoney.info/ The big banks are evil. - workaholic68
A: Thank you so much for bidding on my loan. I will take your advice into consideration-however, living in California has made it extremely difficult to get a loan even from credit unions here. That is why I decided to put a listing on prosper and take my chances there. I have 2 days left to settle with Bank of America so if I do not get 100% funded I am going to repost my listing. But I will go our local credit union and see if they can help. Took me 50 years to own a home-will not stop fighting. (Jul-13-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

lend4life13	$1,053.41	$1,053.41	7/7/2010 10:45:52 AM
reflective-rupee	$25.00	$25.00	7/8/2010 2:44:37 PM
FASTIZIO_P	$25.00	$25.00	7/8/2010 4:52:55 PM
zone6	$100.00	$100.00	7/8/2010 10:03:11 PM
SNH	$75.00	$75.00	7/9/2010 4:04:33 PM
retired272	$25.00	$25.00	7/10/2010 2:19:29 PM
Blessed1958	$25.00	$25.00	7/11/2010 2:07:57 PM
justice-trailblazer0	$25.00	$25.00	7/11/2010 10:49:24 PM
well-mannered-income3	$25.00	$25.00	7/11/2010 6:01:27 PM
Heliosky77	$37.46	$37.46	7/12/2010 9:35:29 AM
sparkling-contract7	$25.00	$25.00	7/12/2010 1:00:20 PM
tigercat	$50.00	$50.00	7/12/2010 4:16:54 PM
Leshan	$25.00	$25.00	7/13/2010 3:49:07 PM
vigilance-searcher	$25.00	$25.00	7/13/2010 11:13:57 AM
skillful-asset5	$25.00	$25.00	7/13/2010 4:02:18 PM
lend4life13	$164.52	$68.13	7/13/2010 2:55:08 PM
dedicated-hope640	$25.00	$25.00	7/8/2010 4:58:14 PM
wildanne	$100.00	$100.00	7/8/2010 7:26:05 PM
sweetlan	$25.00	$25.00	7/9/2010 10:42:59 AM
payment-halo	$25.00	$25.00	7/10/2010 12:06:17 PM
Calif-smo	$25.00	$25.00	7/12/2010 7:26:12 AM
bull_lender	$36.00	$36.00	7/12/2010 6:32:15 PM
cash-tent	$30.00	$30.00	7/12/2010 8:11:51 PM
workaholic68	$25.00	$25.00	7/13/2010 12:41:35 PM
cunning-bill	$25.00	$25.00	7/13/2010 12:00:00 PM
revenue-driver8	$25.00	$25.00	7/13/2010 2:05:08 PM
YoungTaxMan	$25.00	$25.00	7/13/2010 4:14:35 PM
27 bids
Borrower Payment Dependent Notes Series 464887
This series of Notes was issued and sold upon the funding of the borrower loan #43413, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,900.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	33.28%	Starting borrower rate/APR:	34.28% / 36.72%	Starting monthly payment:	$130.01
Final lender yield:	29.74%	Final borrower rate/APR:	30.74% / 33.13%	Final monthly payment:	$124.29

Auction yield range:	13.98% - 33.28%	Estimated loss impact:	15.36%
Lender servicing fee:	1.00%	Estimated return:	14.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1990	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 12	Length of status:	1y 0m
Credit score:	680-699 (Jun-2010)	Total credit lines:	47	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$24,727	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	typic67	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	680-699 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	640-659 (May-2010) 660-679 (Apr-2008)
Principal balance:	$2,645.38	31+ days late:	0 ( 0% )
Total payments billed:	26
Description
Need things for our farm market
Purpose of loan: we need to build up inventory of our most popular summer items like Mccutcheons? products and also improve a few things with our store

My financial situation:
I am a good candidate for this loan because? My history with my last prosper loan is perfect and?I have been in this business for life and now am able to do it full time year round

Monthly net income: $ 5500

Monthly expenses: $?3740
??Housing: $ 1560
??Insurance: $ 150
??Car expenses: $ 300
??Utilities: $ 300
??Phone, cable, internet: $ 130
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 800
??Other expenses: $ 300
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans, this is an excellent investment, let's lend to this one & we got a promotion! Anywho, I've got a question, will you go the distance or will you pay this loan off sooner? If so, in how many months? PS: Please answer publicly. - hektek22
A: Thanks for the interest. I normally prefer to go the distance simply to keep free cash available if needed which it is needed pretty often in my business. (Jul-09-2010)
Q: Hi there, would you mind explaining the 3 delinquencies in the last 7 years? Check out for additional funding your local Slow Money Alliance group (supporting small food enterprises). Thanks and best of luck with your loan. - green-rapid-openness
A: Thanks. Two are from two late auto loan payments back several years ago the other im not completely sure may be from mortgage last year . (Jul-10-2010)
Q: Hi. Don't know what Mccutcheons products. Animal or vegetable? Is the lama in the photo for wool? - Kyileo
A: McCutcheons is a small apple products company in md .They make preserves bbq sauces and apple cider and apple butter all of which sell very well for me.Thats a big reason for this loan I tie up alot of money to carry a good variety they sell great but takes a few weeks to get the return on your investment I need to keep money available to buy all the produce that we dont grow . The lama was actually from a family trip to a drive thru zoo. thanks (Jul-10-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

AlexTrep	$25.00	$25.00	7/6/2010 4:31:22 PM
healingangel22	$25.00	$25.00	7/7/2010 6:57:18 AM
persistent-bazaar	$51.36	$51.36	7/8/2010 6:16:42 AM
realtormoises	$25.00	$25.00	7/9/2010 12:03:15 PM
fillholdingsllc	$25.00	$25.00	7/9/2010 4:40:05 PM
lucrative-loan	$43.57	$43.57	7/10/2010 1:44:29 AM
COCHINOBOY	$50.00	$50.00	7/9/2010 8:26:05 PM
Pu239	$60.00	$60.00	7/10/2010 9:58:53 PM
loss-of-control	$25.00	$25.00	7/11/2010 2:40:38 PM
Kaladen	$50.00	$50.00	7/11/2010 4:27:37 PM
Roohugger	$25.00	$25.00	7/12/2010 5:33:25 AM
lender12345	$25.00	$25.00	7/11/2010 11:10:51 AM
loss-of-control	$25.00	$25.00	7/11/2010 2:40:17 PM
chameleon125	$125.00	$125.00	7/12/2010 8:19:11 AM
eriqnoodle	$25.00	$25.00	7/12/2010 5:45:46 PM
Feyenoord	$34.74	$34.74	7/12/2010 8:08:44 PM
cold1	$25.00	$25.00	7/13/2010 4:57:00 AM
zone6	$100.00	$100.00	7/12/2010 10:00:31 PM
heerzaquestion	$25.00	$25.00	7/13/2010 5:00:53 AM
McDeeter	$25.00	$25.00	7/13/2010 6:43:18 AM
grampy48	$25.00	$25.00	7/13/2010 9:15:03 AM
mikeandcat	$50.00	$50.00	7/13/2010 9:41:11 AM
phchristensen	$50.00	$50.00	7/13/2010 5:03:14 AM
McDeeter	$25.00	$25.00	7/13/2010 6:43:04 AM
The-Lighthouse-Group	$25.00	$25.00	7/13/2010 6:56:33 AM
Kyileo	$50.00	$50.00	7/13/2010 12:59:40 PM
credit-missile	$30.26	$30.26	7/13/2010 1:20:39 PM
unger	$100.00	$100.00	7/13/2010 7:44:40 AM
credit-missile	$25.00	$25.00	7/13/2010 1:22:38 PM
responsible-worth113	$25.00	$25.00	7/13/2010 3:27:19 PM
wonderlandkat	$50.00	$50.00	7/13/2010 11:34:15 AM
Ray3486	$25.00	$25.00	7/13/2010 3:52:22 PM
heerzaquestion	$25.00	$25.00	7/13/2010 12:04:09 PM
Mikale360	$25.00	$25.00	7/13/2010 2:59:23 PM
iamdoug	$25.00	$25.00	7/13/2010 4:21:34 PM
finance-prescription	$50.00	$50.00	7/7/2010 6:08:48 AM
Kash2010lu	$35.00	$35.00	7/7/2010 12:32:17 PM
penny-surgeon	$25.00	$25.00	7/7/2010 1:57:43 PM
SmallTown5	$108.70	$108.70	7/8/2010 11:50:35 PM
hektek22	$300.00	$300.00	7/8/2010 10:54:34 PM
BrighterSuns	$25.00	$25.00	7/9/2010 7:43:19 AM
P2InvestorSolutions	$100.00	$100.00	7/9/2010 11:31:46 AM
fund-secret-agent	$25.00	$25.00	7/9/2010 8:09:47 PM
UCLA4life	$25.00	$25.00	7/10/2010 1:34:52 AM
portfolio-turbine	$25.00	$25.00	7/10/2010 6:49:01 AM
green-rapid-openness	$50.00	$50.00	7/10/2010 7:27:59 AM
shrewd-income	$50.00	$50.00	7/12/2010 8:41:50 AM
gshx2	$36.00	$36.00	7/12/2010 9:21:32 AM
MrPie	$25.00	$25.00	7/12/2010 9:08:49 AM
icanhasloanz	$25.00	$25.00	7/12/2010 6:09:15 PM
cash-tent	$30.00	$30.00	7/12/2010 8:15:17 PM
Astyanax	$40.00	$40.00	7/13/2010 2:44:42 AM
principal-laser	$60.00	$60.00	7/13/2010 5:27:00 AM
Kash2010lu	$25.00	$25.00	7/13/2010 6:23:55 AM
Leshan	$50.00	$50.00	7/13/2010 7:29:28 AM
kinetic-social	$25.00	$25.00	7/13/2010 10:04:32 AM
bmw2	$50.00	$50.00	7/13/2010 10:23:20 AM
bonus-quark4	$25.00	$25.00	7/13/2010 11:23:31 AM
point-berserker	$25.00	$25.00	7/13/2010 11:17:06 AM
dcm6276	$25.00	$25.00	7/13/2010 8:19:46 AM
goodhearted-basis4	$25.00	$25.00	7/13/2010 2:32:36 PM
MrMoneyBags	$37.37	$37.37	7/13/2010 2:18:15 PM
income-rocker2	$43.83	$43.83	7/13/2010 9:39:33 AM
revenue-appraiser	$27.00	$27.00	7/13/2010 3:45:36 PM
genuine-integrity0	$30.00	$30.00	7/13/2010 3:51:25 PM
Skeptical-one	$40.00	$40.00	7/13/2010 3:52:43 PM
YoungTaxMan	$50.00	$50.00	7/13/2010 4:11:03 PM
wwwUniversal	$25.00	$17.17	7/13/2010 4:16:07 PM
68 bids
Borrower Payment Dependent Notes Series 464903
This series of Notes was issued and sold upon the funding of the borrower loan #43513, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	23.42%	Final borrower rate/APR:	24.42% / 28.31%	Final monthly payment:	$39.45

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	15.76%
Lender servicing fee:	1.00%	Estimated return:	7.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2006	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	3	Current / open credit lines:	5 / 3	Length of status:	4y 10m
Credit score:	600-619 (Jul-2010)	Total credit lines:	9	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$2,901
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	muddddd	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	40 ( 100% )	600-619 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	620-639 (Aug-2009) 600-619 (Feb-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	40
Description
miscmedical eqpt
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $ 780.00
??Insurance: $ 65.00
??Car expenses: $ 40.00
??Utilities: $ 82.00
??Phone, cable, internet: $ 63.00
??Food, entertainment: $ 125? +
??Clothing, household expenses $ 25.00? +
??Credit cards and other loans: $ 100.00
??Other expenses: $ 30.00? +
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, Please fill in the blank: Purpose of loan: This loan will be used to? My financial situation: I am a good candidate for this loan because? Monthly net income: $ - Mr-Miracle
A: sure, my situation is i am unable to work,there r items called super poles[traveler] my reason to pay back is the fact i know what it like to loan something you worked for. my income is my disability of 1643.00 (Jul-07-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

alexgalt	$100.00	$100.00	7/6/2010 4:54:51 PM
MoneyForNothing	$38.93	$38.93	7/6/2010 9:58:39 PM
Aberdeen	$400.00	$400.00	7/9/2010 3:01:25 AM
peb44	$25.00	$25.00	7/11/2010 4:18:41 AM
eboomer2611	$25.00	$25.00	7/11/2010 3:46:31 PM
exchange-cowbell5	$25.00	$25.00	7/11/2010 7:29:21 PM
Leshan	$25.00	$25.00	7/13/2010 7:31:37 AM
order-bee1	$125.00	$125.00	7/13/2010 4:07:15 PM
Feyenoord	$25.00	$25.00	7/13/2010 1:35:08 PM
Red-Bull-One	$25.78	$25.78	7/9/2010 5:34:42 PM
autonomous-power	$45.00	$45.00	7/10/2010 8:19:55 PM
gshx2	$36.00	$36.00	7/12/2010 9:23:27 AM
grampy48	$25.00	$25.00	7/13/2010 9:16:06 AM
rlaboy	$25.00	$25.00	7/13/2010 12:01:20 PM
dstolars	$25.00	$25.00	7/13/2010 1:33:32 PM
wwwUniversal	$25.00	$4.29	7/13/2010 4:16:46 PM
Mikale360	$25.00	$25.00	7/13/2010 2:57:32 PM
17 bids
Borrower Payment Dependent Notes Series 464947
This series of Notes was issued and sold upon the funding of the borrower loan #43504, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$226.18

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1997	Debt/Income ratio:	23%
Basic (1-10):	5	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	17 / 17	Length of status:	2y 8m
Credit score:	720-739 (Jul-2010)	Total credit lines:	38	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$12,571	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	54%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	yield-yoga	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit card
Purpose of loan:
This loan will be used to pay off the my Bank of America credit card. They lowered my credit limit close to my balance. After finance charges, I went over the limit and they raised my interest rate to 29.99%. I'm tired of paying so much interest to BOA. I'd rather pay it to an individual.

My financial situation:
I am a good candidate for this loan because I've never been late on any payments. My credit history is spotless. I plan to use automatic payments.

Monthly net income: $ 6000

Monthly expenses: $
??Housing: $ 1200
??Insurance: $ 100
??Car expenses: $ 300
??Utilities: $ 500
??Phone, cable, internet: $ 100
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bassman2	$25.00	$25.00	7/6/2010 4:32:42 PM
green-thoughtful-yield	$50.00	$50.00	7/6/2010 4:30:41 PM
wampum-chorus3	$25.00	$25.00	7/6/2010 4:32:16 PM
Gibbyland	$50.00	$50.00	7/6/2010 4:33:37 PM
loan-kung-fu	$25.00	$25.00	7/6/2010 4:30:24 PM
shrewd-peace7	$25.00	$25.00	7/6/2010 4:30:44 PM
burrito6	$25.00	$25.00	7/6/2010 4:56:26 PM
Diamond_Jim	$25.00	$25.00	7/6/2010 5:01:15 PM
zone6	$100.00	$100.00	7/6/2010 5:01:51 PM
Comoparklender	$50.00	$50.00	7/6/2010 5:01:38 PM
AlexTrep	$25.00	$25.00	7/6/2010 5:01:49 PM
hyrolln	$25.00	$25.00	7/6/2010 5:02:37 PM
SBT	$25.00	$25.00	7/6/2010 5:03:05 PM
svandgts	$50.00	$50.00	7/6/2010 5:03:10 PM
RMB-Investments	$25.00	$25.00	7/6/2010 5:01:12 PM
Artist_Blue	$25.00	$25.00	7/6/2010 5:01:36 PM
logical-loyalty0	$25.00	$25.00	7/6/2010 5:01:40 PM
loanfairy	$25.00	$25.00	7/6/2010 5:01:42 PM
moopi	$50.00	$50.00	7/6/2010 5:01:48 PM
rock-turner	$25.00	$25.00	7/6/2010 5:02:43 PM
kashikoe	$25.00	$12.97	7/6/2010 6:26:21 PM
bright-exchange	$25.00	$25.00	7/6/2010 5:33:02 PM
SolarMoonshine	$25.00	$25.00	7/7/2010 9:57:42 AM
JustMee	$25.00	$25.00	7/8/2010 6:04:45 AM
unger	$25.00	$25.00	7/8/2010 7:53:13 PM
gold-cluster	$100.00	$100.00	7/8/2010 8:34:02 PM
point-berserker	$25.00	$25.00	7/9/2010 3:29:53 PM
kingston1	$25.00	$25.00	7/9/2010 4:16:50 PM
dynrep	$25.00	$25.00	7/9/2010 8:34:24 PM
econgineer	$25.00	$25.00	7/10/2010 1:06:44 AM
EngineerUSMC	$170.42	$170.42	7/10/2010 10:40:41 AM
reflective-rupee	$100.00	$100.00	7/10/2010 12:45:30 PM
mhotchan	$132.88	$132.88	7/9/2010 10:39:21 PM
peb44	$25.00	$25.00	7/10/2010 5:52:37 AM
loss-of-control	$25.00	$25.00	7/11/2010 2:43:29 PM
beach_bum	$25.00	$25.00	7/11/2010 8:42:15 PM
commanding-income774	$25.00	$25.00	7/11/2010 4:41:20 AM
RyanM561	$25.00	$25.00	7/12/2010 6:16:24 AM
MTF	$50.00	$50.00	7/12/2010 12:13:52 PM
accelerator1	$25.00	$25.00	7/12/2010 2:26:32 PM
greenback-chairman5	$25.00	$25.00	7/13/2010 8:41:00 AM
economy-popcorn	$25.00	$25.00	7/13/2010 6:06:32 AM
Kash2010lu	$25.00	$25.00	7/13/2010 12:25:33 PM
sturdy-peace9	$75.00	$75.00	7/13/2010 2:04:49 PM
majestic-currency3	$25.00	$25.00	7/13/2010 4:22:36 PM
YoungTaxMan	$50.00	$50.00	7/13/2010 4:15:20 PM
IIP77	$25.00	$25.00	7/6/2010 4:33:24 PM
dedication-merman	$50.00	$50.00	7/6/2010 4:25:13 PM
loan-genie88	$25.00	$25.00	7/6/2010 4:30:50 PM
uncleegg	$50.00	$50.00	7/6/2010 4:27:32 PM
swoosh	$25.00	$25.00	7/6/2010 4:33:06 PM
reflective-rupee	$25.00	$25.00	7/6/2010 4:42:32 PM
CSIGuy	$30.00	$30.00	7/6/2010 4:38:36 PM
skuba	$25.00	$25.00	7/6/2010 5:02:09 PM
enthusiastic-balance5	$100.00	$100.00	7/6/2010 5:02:51 PM
autonomous-truth	$50.00	$50.00	7/6/2010 5:03:13 PM
treasure-hunter270	$25.00	$25.00	7/6/2010 5:01:17 PM
simplelender80	$50.00	$50.00	7/6/2010 5:01:22 PM
birddogsb	$50.00	$50.00	7/6/2010 5:01:26 PM
nanda	$25.00	$25.00	7/6/2010 5:01:32 PM
gelidfrank	$25.00	$25.00	7/6/2010 4:58:26 PM
PRGuyinVA	$25.00	$25.00	7/6/2010 5:01:45 PM
schpere	$25.00	$25.00	7/6/2010 5:02:06 PM
Caerus	$25.00	$25.00	7/6/2010 5:03:04 PM
Aleut	$25.00	$25.00	7/6/2010 5:03:09 PM
inspiring-reward	$45.26	$45.26	7/6/2010 5:05:27 PM
gold-cluster	$100.00	$100.00	7/6/2010 8:29:51 PM
well-mannered-income3	$25.00	$25.00	7/7/2010 12:01:53 PM
market-pudding	$25.00	$25.00	7/7/2010 5:00:18 PM
Amber_Stone	$25.00	$25.00	7/7/2010 7:35:53 PM
realtormoises	$25.00	$25.00	7/8/2010 6:36:34 AM
coasterman	$25.00	$25.00	7/7/2010 7:38:59 PM
golffish2	$100.00	$100.00	7/9/2010 4:45:19 AM
thomas16882004	$25.00	$25.00	7/9/2010 10:32:49 AM
credit-elation1	$25.00	$25.00	7/9/2010 10:53:13 AM
relentless-penny	$100.00	$100.00	7/9/2010 7:43:22 AM
principal-mermaid	$300.00	$300.00	7/9/2010 12:45:18 PM
reflective-rupee	$100.00	$100.00	7/9/2010 6:13:56 PM
reflective-rupee	$125.00	$125.00	7/9/2010 6:14:15 PM
skillful-asset5	$55.00	$55.00	7/10/2010 5:08:53 AM
s_man1	$99.81	$99.81	7/10/2010 7:50:52 AM
340	$100.00	$100.00	7/9/2010 7:33:29 PM
investment-tempo	$50.00	$50.00	7/10/2010 10:59:18 AM
cash-arboretum	$57.32	$57.32	7/10/2010 2:22:08 PM
eboomer2611	$25.00	$25.00	7/11/2010 3:47:57 PM
jamiee73	$25.00	$25.00	7/11/2010 4:34:34 PM
loss-of-control	$25.00	$25.00	7/11/2010 2:44:11 PM
glroark	$50.00	$50.00	7/11/2010 6:06:54 PM
gshx2	$36.00	$36.00	7/12/2010 9:27:28 AM
vest_vortex	$25.00	$25.00	7/12/2010 7:27:17 PM
bankbuddy55	$75.00	$75.00	7/12/2010 7:38:01 PM
zone6	$100.00	$100.00	7/12/2010 10:01:34 PM
Leshan	$30.34	$30.34	7/13/2010 7:37:54 AM
hokee	$25.00	$25.00	7/13/2010 8:01:56 AM
ore-dojo	$50.00	$50.00	7/13/2010 8:47:25 AM
grampy48	$25.00	$25.00	7/13/2010 12:00:22 PM
buffalobills	$25.00	$25.00	7/13/2010 7:47:24 AM
credit-missile	$25.00	$25.00	7/13/2010 1:23:57 PM
sensational-peace6	$50.00	$50.00	7/13/2010 3:07:38 PM
cunning-bill	$25.00	$25.00	7/13/2010 12:01:09 PM
Astyanax	$30.00	$30.00	7/13/2010 12:14:41 PM
2152	$25.00	$25.00	7/13/2010 1:08:00 PM
credit-missile	$100.00	$100.00	7/13/2010 1:14:05 PM
order-bee1	$300.00	$300.00	7/13/2010 4:15:30 PM
104 bids
Borrower Payment Dependent Notes Series 464975
This series of Notes was issued and sold upon the funding of the borrower loan #43478, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$79.73
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$79.73

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2004	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	17 / 17	Length of status:	1y 6m
Credit score:	700-719 (Jun-2010)	Total credit lines:	19	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$146,493	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	responsible-trade	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Loan for Fin. Professional
Purpose of loan:
My primary occupation is a?managing partner?at an investment advisory firm along with being an investor in a couple different startup ventures.? As a professional in the financial services sector, I am always?keeping an eye?out for credit opportunities.? I have watched the Prosper marketplace for quite sometime and decided to give it a shot.? I plan to use this loan to add to my current liquidity and finance upcoming business expenses.? My ultimate goal is to build up a track record on Prosper so I can borrow further in the future and if this listing succeeds, I'll consider being an active lender in the marketplace.

My financial situation:
I am a good candidate for this loan because I have great credit,?I am in the finance business and very experienced in managing large amounts of money.? I have never missed a payment on any of my credit lines along with my property mortgage.? I have successfully managed extensive personal and business credit and often pay my credit lines weeks in advance.? Given my line of work, income, and credit history, at $2,000, this loan should be a fairly riskless investment to any Prosper Investor.

I thank you in advance for your time and consideration in bidding on my loan!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

enthusiastic-balance5	$100.00	$100.00	7/6/2010 4:23:41 PM
nickel-ferret	$25.00	$25.00	7/6/2010 4:26:36 PM
thestartuplender	$35.00	$35.00	7/6/2010 4:24:24 PM
Havana21	$25.00	$25.00	7/6/2010 4:25:53 PM
orange-preeminant-bill	$100.00	$100.00	7/6/2010 4:30:56 PM
platinum-rapture6	$25.00	$25.00	7/6/2010 4:34:55 PM
Supernick	$50.00	$50.00	7/6/2010 4:26:59 PM
metro457	$25.00	$25.00	7/6/2010 4:36:16 PM
Alpha-AssistU	$50.00	$50.00	7/6/2010 4:28:43 PM
jasonuz	$25.00	$25.00	7/6/2010 4:36:27 PM
Vegasjim	$25.00	$25.00	7/6/2010 4:42:42 PM
serpentine	$50.00	$50.00	7/6/2010 4:34:04 PM
overflowinglife	$25.00	$25.00	7/6/2010 4:35:12 PM
friendly-market5	$50.00	$50.00	7/6/2010 4:36:38 PM
wise-pound-eagle	$50.00	$50.00	7/6/2010 4:42:06 PM
upbeat-investment9	$25.00	$25.00	7/6/2010 4:37:49 PM
bold-durability-drum	$50.00	$50.00	7/6/2010 4:40:13 PM
bid-czar8	$100.00	$100.00	7/6/2010 4:58:36 PM
green-radiant-durability	$50.00	$50.00	7/6/2010 4:43:49 PM
Artist_Blue	$25.00	$25.00	7/6/2010 4:57:03 PM
peb44	$25.00	$25.00	7/6/2010 6:47:26 PM
gulab77	$50.00	$50.00	7/8/2010 9:57:14 PM
swissbanker	$50.00	$50.00	7/10/2010 7:53:27 AM
Paragon13	$50.00	$50.00	7/10/2010 8:35:38 AM
lucrative-coin	$50.00	$50.00	7/11/2010 6:25:03 AM
Leopoldine	$25.00	$25.00	7/12/2010 7:39:48 PM
market-assembler	$50.00	$50.00	7/13/2010 2:51:17 PM
RMB-Investments	$50.00	$50.00	7/6/2010 4:24:54 PM
calm-deal7	$25.00	$25.00	7/6/2010 4:24:06 PM
brightest-affluence-motivator	$100.00	$100.00	7/6/2010 4:29:22 PM
ddog0224	$25.00	$25.00	7/6/2010 4:26:11 PM
ichibon	$75.00	$75.00	7/6/2010 4:27:49 PM
bchen78875	$25.00	$25.00	7/6/2010 4:25:33 PM
get30inc	$25.00	$25.00	7/6/2010 4:32:53 PM
kind-unassuming-fund	$25.00	$25.00	7/6/2010 4:29:00 PM
syounker	$25.00	$25.00	7/6/2010 4:38:49 PM
gracej	$25.00	$25.00	7/6/2010 4:39:27 PM
radforj22	$25.00	$25.00	7/6/2010 4:37:22 PM
rescue	$250.00	$250.00	7/6/2010 4:38:12 PM
indianoven	$50.00	$50.00	7/6/2010 4:43:08 PM
riproaringrapids	$25.00	$25.00	7/6/2010 4:58:20 PM
orderly-loot	$25.00	$25.00	7/6/2010 4:55:20 PM
bountiful-durability	$100.00	$100.00	7/6/2010 4:57:26 PM
Comoparklender	$30.00	$30.00	7/6/2010 4:57:38 PM
Avala	$50.00	$50.00	7/6/2010 5:07:18 PM
personal-lender	$25.00	$25.00	7/6/2010 5:07:46 PM
Winsten	$50.00	$34.50	7/6/2010 5:07:57 PM
studious-bonus7	$50.00	$50.00	7/6/2010 5:07:06 PM
orgy63	$25.00	$25.00	7/6/2010 5:06:01 PM
american6	$25.00	$25.00	7/6/2010 5:07:30 PM
treasure-hunter270	$25.00	$25.00	7/6/2010 5:07:35 PM
well-rounded-diversification	$25.00	$25.00	7/6/2010 6:58:57 PM
best-listing-toro	$25.00	$25.00	7/9/2010 10:15:26 AM
elvisloans	$25.00	$25.00	7/10/2010 7:16:25 AM
SpotLending	$25.00	$25.00	7/11/2010 6:58:15 AM
bankofriverside	$25.50	$25.50	7/12/2010 5:18:35 AM
wwwUniversal	$25.00	$25.00	7/13/2010 3:55:19 PM
57 bids
Borrower Payment Dependent Notes Series 465025
This series of Notes was issued and sold upon the funding of the borrower loan #43481, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	21.55%	Starting borrower rate/APR:	22.55% / 24.82%	Starting monthly payment:	$192.38
Final lender yield:	21.55%	Final borrower rate/APR:	22.55% / 24.82%	Final monthly payment:	$192.38

Auction yield range:	7.98% - 21.55%	Estimated loss impact:	8.51%
Lender servicing fee:	1.00%	Estimated return:	13.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1991	Debt/Income ratio:	75%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 8	Length of status:	1y 1m
Credit score:	700-719 (Jul-2010)	Total credit lines:	18	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$9,162	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Nefertiti	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off 2 HIR CCs-Save My Credit
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How did you build up this debt? Thanks and best wishes. - reflective-rupee
A: Between graduating from college and trying to find employment, I used credit cards to pay for bills and other expenses. I then opened up other cards to transfer balances to lower interest rate credit cards. The lower interest rate cards soon turned into higher interest rate cards and I was soon stuck with higher payments. I started with good credit(B) approaching excellent, credit card companies lowered my credit limit( to help me mind you) and soon I had a credit card fiasco. (Jul-07-2010)
Q: Monthly income/expenses? Credit card debts and interest rates? Other debt? - Trakissta
A: Monthly Net Income: Approx. $1100.00+400.00 in travel expenses. Housing: I contribute 150.00-300.00(depending on how I budget) towards Household Expenses (I live with my parents.) Credit cards: Bank of America Gold Option Loan- $3,715.00/$5,300 limit. IR: 22.99% (started at 17.99) on balance transfers. I?m paying 140.00/month on this credit card. Finance charge is approx. $71.88/ monthly. Clothing/Gas/Phone:$180.00/month-depending on how my budget is looking. (Jul-07-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

RMB-Investments	$50.00	$50.00	7/6/2010 4:24:54 PM
enthusiastic-balance5	$100.00	$100.00	7/6/2010 4:23:40 PM
brightest-affluence-motivator	$100.00	$100.00	7/6/2010 4:29:21 PM
Havana21	$25.00	$25.00	7/6/2010 4:25:53 PM
get30inc	$25.00	$25.00	7/6/2010 4:32:52 PM
jasonuz	$25.00	$25.00	7/6/2010 4:36:27 PM
kind-unassuming-fund	$25.00	$25.00	7/6/2010 4:28:58 PM
radforj22	$25.00	$25.00	7/6/2010 4:37:22 PM
bold-durability-drum	$50.00	$50.00	7/6/2010 4:40:13 PM
friendly-market5	$50.00	$50.00	7/6/2010 4:36:38 PM
restech	$25.00	$25.00	7/6/2010 4:40:34 PM
upbeat-investment9	$25.00	$25.00	7/6/2010 4:37:48 PM
thoughtful-community7	$25.00	$25.00	7/6/2010 4:42:51 PM
green-radiant-durability	$50.00	$50.00	7/6/2010 4:43:49 PM
syounker	$25.00	$25.00	7/6/2010 4:38:47 PM
gracej	$25.00	$25.00	7/6/2010 4:39:26 PM
wise-pound-eagle	$50.00	$50.00	7/6/2010 4:42:06 PM
Comoparklender	$30.00	$30.00	7/6/2010 4:57:38 PM
Uylsses	$100.00	$100.00	7/6/2010 5:04:07 PM
studious-bonus7	$50.00	$50.00	7/6/2010 5:07:05 PM
dickfore	$25.00	$25.00	7/6/2010 5:08:07 PM
top-courteous-peso	$80.00	$80.00	7/6/2010 5:09:16 PM
qtmspin	$25.00	$7.34	7/6/2010 5:10:17 PM
SCTrojangirl	$25.00	$25.00	7/6/2010 5:08:31 PM
1800porsche	$25.00	$25.00	7/6/2010 5:08:50 PM
tech310	$50.00	$50.00	7/6/2010 5:10:08 PM
Avala	$50.00	$50.00	7/6/2010 5:07:17 PM
american6	$25.00	$25.00	7/6/2010 5:07:29 PM
simplelender80	$100.00	$100.00	7/6/2010 5:07:38 PM
Winsten	$50.00	$50.00	7/6/2010 5:07:56 PM
Easystreet	$25.00	$25.00	7/6/2010 5:09:37 PM
brightest-breathtaking-finance	$100.00	$100.00	7/6/2010 5:09:53 PM
Bank_Of_XL	$50.00	$50.00	7/6/2010 8:37:28 PM
green-rapid-openness	$50.00	$50.00	7/6/2010 6:19:50 PM
intuitive-bill	$25.00	$25.00	7/7/2010 7:50:47 AM
steady-dime	$25.00	$25.00	7/8/2010 8:01:50 AM
enthusiastic-point	$25.00	$25.00	7/8/2010 8:08:14 AM
favorite-commerce	$25.00	$25.00	7/8/2010 9:17:58 AM
AlexTrep	$25.00	$25.00	7/8/2010 2:44:16 PM
power-secret-agent	$25.00	$25.00	7/9/2010 9:34:21 PM
mpatrick	$25.00	$25.00	7/10/2010 5:36:35 PM
dynrep	$25.00	$25.00	7/12/2010 10:49:18 AM
Sol_Invictus	$25.00	$25.00	7/13/2010 6:23:53 AM
dynrep	$35.00	$35.00	7/13/2010 8:22:08 AM
phchristensen	$50.00	$50.00	7/13/2010 5:07:40 AM
new-truth-chuckler	$25.00	$25.00	7/13/2010 10:50:55 AM
market-pudding	$25.00	$25.00	7/13/2010 7:28:21 AM
Bob450	$30.00	$30.00	7/13/2010 1:44:05 PM
wwwUniversal	$25.00	$25.00	7/13/2010 3:56:34 PM
order-bee1	$200.00	$200.00	7/13/2010 4:11:20 PM
Leshan	$25.00	$25.00	7/13/2010 3:52:21 PM
goodhearted-basis4	$25.00	$25.00	7/13/2010 2:34:08 PM
bchen78875	$25.00	$25.00	7/6/2010 4:25:34 PM
ddog0224	$25.00	$25.00	7/6/2010 4:26:10 PM
nickel-ferret	$25.00	$25.00	7/6/2010 4:26:36 PM
Supernick	$50.00	$50.00	7/6/2010 4:27:00 PM
ichibon	$75.00	$75.00	7/6/2010 4:27:48 PM
Alpha-AssistU	$50.00	$50.00	7/6/2010 4:28:42 PM
orange-preeminant-bill	$100.00	$100.00	7/6/2010 4:30:56 PM
calm-deal7	$25.00	$25.00	7/6/2010 4:24:05 PM
thestartuplender	$35.00	$35.00	7/6/2010 4:24:23 PM
serpentine	$50.00	$50.00	7/6/2010 4:34:03 PM
platinum-rapture6	$25.00	$25.00	7/6/2010 4:34:54 PM
overflowinglife	$25.00	$25.00	7/6/2010 4:35:12 PM
metro457	$25.00	$25.00	7/6/2010 4:36:16 PM
enthralling-deal180	$60.50	$60.50	7/6/2010 4:33:11 PM
rescue	$250.00	$250.00	7/6/2010 4:38:11 PM
orderly-loot	$25.00	$25.00	7/6/2010 4:55:20 PM
indianoven	$50.00	$50.00	7/6/2010 4:43:08 PM
Artist_Blue	$25.00	$25.00	7/6/2010 4:57:04 PM
bid-czar8	$100.00	$100.00	7/6/2010 4:58:35 PM
bountiful-durability	$100.00	$100.00	7/6/2010 4:57:26 PM
riproaringrapids	$25.00	$25.00	7/6/2010 4:58:19 PM
nunnie	$25.00	$25.00	7/6/2010 4:53:32 PM
orgy63	$25.00	$25.00	7/6/2010 5:05:59 PM
SimpleChoice	$25.00	$25.00	7/6/2010 5:09:47 PM
treasure-hunter270	$25.00	$25.00	7/6/2010 5:07:35 PM
loan-genie88	$25.00	$25.00	7/6/2010 5:08:05 PM
personal-lender	$25.00	$25.00	7/6/2010 5:07:47 PM
JustMee	$25.00	$25.00	7/6/2010 11:12:20 PM
Whipster	$50.00	$50.00	7/6/2010 11:15:43 PM
transparent-silver	$100.00	$100.00	7/7/2010 11:20:04 AM
reflective-rupee	$25.00	$25.00	7/7/2010 6:46:34 PM
best-listing-toro	$25.00	$25.00	7/7/2010 6:01:39 PM
Trakissta	$150.00	$150.00	7/7/2010 8:07:01 PM
MrPie	$25.00	$25.00	7/8/2010 11:06:59 AM
retirementlady	$25.00	$25.00	7/8/2010 2:41:39 PM
debtcollector	$50.00	$50.00	7/9/2010 12:43:45 PM
leverage-monger	$25.00	$25.00	7/9/2010 4:07:27 PM
ethicalhumanist	$25.00	$25.00	7/9/2010 6:43:15 PM
lendstats_com	$100.00	$100.00	7/9/2010 8:31:01 PM
Cashlender1992	$25.00	$25.00	7/12/2010 11:01:59 AM
patriot384	$200.00	$200.00	7/12/2010 2:33:14 PM
a-golden-deal	$25.00	$25.00	7/12/2010 2:30:41 PM
MattProsper	$50.00	$50.00	7/12/2010 8:05:33 PM
wonder3	$25.00	$25.00	7/13/2010 6:00:32 AM
umfan123	$25.00	$25.00	7/13/2010 7:14:53 AM
interstellar	$50.00	$50.00	7/13/2010 1:37:06 AM
bold-attentive-listing	$37.16	$37.16	7/13/2010 11:03:08 AM
Pu239	$60.00	$60.00	7/13/2010 8:54:54 AM
market-assembler	$50.00	$50.00	7/13/2010 2:51:15 PM
leverage-monger	$25.00	$25.00	7/13/2010 2:29:51 PM
brightest-dignified-penny	$25.00	$25.00	7/13/2010 10:37:06 AM
integrity-cowbell	$25.00	$25.00	7/13/2010 3:45:04 PM
agent86a	$25.00	$25.00	7/13/2010 12:23:25 PM
order-bee1	$200.00	$200.00	7/13/2010 4:14:40 PM
106 bids
Borrower Payment Dependent Notes Series 465085
This series of Notes was issued and sold upon the funding of the borrower loan #43419, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	16.00%	Starting borrower rate/APR:	17.00% / 19.20%	Starting monthly payment:	$178.26
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$159.46

Auction yield range:	3.98% - 16.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1991	Debt/Income ratio:	23%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 10	Length of status:	8y 0m
Credit score:	720-739 (Jul-2010)	Total credit lines:	50	Occupation:	Police Officer/Corr...
Now delinquent:	1	Revolving credit balance:	$36,135	Stated income:	$100,000+
Amount delinquent:	$2,181	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Casual72	Borrower's state:	NewYork	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	27 ( 100% )	720-739 (Latest)
Principal borrowed:	$13,000.00	< 31 days late:	0 ( 0% )	700-719 (Sep-2009) 700-719 (Aug-2009) 700-719 (Nov-2007) 700-719 (Oct-2007)
Principal balance:	$3,396.70	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
Business Loan Refinance
Purpose of loan:
This loan will be used to? refinance a higher rate business credit card.

My financial situation:
I am a good candidate for this loan because?I have always paid my loans. I currently have one delinquency, but this is with one specific creditor and it involves a fraudulent charge in the amount of $70,000 which this creditor refuses to cover and indemnify me for. As a result, I defaulted on one particular creditor and am suing them and two other defendants (including the responsible party) in court. I am using Credit Solutions to settle the debt with this one creditor. CS also informed my I can settle all outstanding debt with creditors. However, I refused to settle any other debt because my other creditors have nothing to do with the situation this creditor put me in, and therefore all other creditors will be paid in full.

I currently have a cash flow positive business involving an ESCO (Energy Service Company) called Ambit Energy, who is backed by Shell Energy Trading. I save people money on their electricity and natural gas, guaranteed in writing. Ambit guarantees a minimum annual savings of 1% over the incumbent, and each customer receives an annual statement stating what they would have paid, what they did pay, and how much they saved in dollar terms and as a percentage. Based on my customer base, the majority of my customers saved between 5% and 15% in their first year.
As customers pay their bills, they are saving money, and incumbents like Con Edison are no longer producing energy, they buy it on the open market to sell to people. Their primary business is energy delivery which they get paid on no matter who provides the energy supply. I in turn get paid a residual income on the bills. It is like having a toll on energy bills. I currently have 130+ partners and over 1,000 customer accounts.

Currently we are open in New York, Illinois, and Texas. I am currently looking for a partner in Illinois and a partner in Texas to lead my expansion plans in those states.

My company website is www.FreeEnergyOpportunity.com.

Thanks in advance for bidding!

Information in the Description is not verified.
Friends And Family Winning Bids
artli58 has bid a total of $40.00 in winning bids.
"John is a trusted borrower and always makes good on his loans."
resolute-affluence has bid a total of $125.00 in winning bids.
"Caz always pays his debts and has two or three past prosper loans."
2 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

calm-deal7	$25.00	$25.00	7/6/2010 4:24:03 PM
bchen78875	$25.00	$25.00	7/6/2010 4:25:37 PM
ddog0224	$25.00	$25.00	7/6/2010 4:26:09 PM
nickel-ferret	$25.00	$25.00	7/6/2010 4:26:35 PM
Supernick	$50.00	$50.00	7/6/2010 4:27:02 PM
ichibon	$75.00	$75.00	7/6/2010 4:27:46 PM
thestartuplender	$35.00	$35.00	7/6/2010 4:24:22 PM
Alpha-AssistU	$50.00	$50.00	7/6/2010 4:28:41 PM
RMB-Investments	$50.00	$50.00	7/6/2010 4:24:53 PM
orange-preeminant-bill	$100.00	$100.00	7/6/2010 4:30:54 PM
authoritative-platinum7	$50.00	$50.00	7/6/2010 4:33:49 PM
overflowinglife	$25.00	$25.00	7/6/2010 4:35:10 PM
metro457	$25.00	$25.00	7/6/2010 4:36:14 PM
friendly-market5	$50.00	$50.00	7/6/2010 4:36:36 PM
enthralling-deal180	$100.00	$100.00	7/6/2010 4:33:09 PM
Gibbyland	$25.00	$25.00	7/6/2010 4:37:15 PM
rescue	$250.00	$250.00	7/6/2010 4:38:10 PM
syounker	$25.00	$25.00	7/6/2010 4:38:43 PM
wise-pound-eagle	$50.00	$50.00	7/6/2010 4:42:04 PM
first-upright-payout	$25.00	$25.00	7/6/2010 4:33:35 PM
serpentine	$50.00	$50.00	7/6/2010 4:33:59 PM
trustworthy-fairness	$50.00	$50.00	7/6/2010 4:37:08 PM
Artist_Blue	$25.00	$25.00	7/6/2010 4:57:05 PM
orderly-loot	$25.00	$25.00	7/6/2010 4:55:18 PM
Fingar	$25.00	$25.00	7/6/2010 4:43:40 PM
orgy63	$25.00	$25.00	7/6/2010 5:05:57 PM
Comoparklender	$30.00	$30.00	7/6/2010 4:57:37 PM
Avala	$50.00	$50.00	7/6/2010 5:07:14 PM
wampum-chorus3	$25.00	$25.00	7/6/2010 4:58:32 PM
SimpleChoice	$25.00	$25.00	7/6/2010 5:09:45 PM
tech310	$50.00	$50.00	7/6/2010 5:10:10 PM
Aberdeen	$400.00	$400.00	7/6/2010 5:11:23 PM
wwwUniversal	$25.00	$25.00	7/6/2010 5:11:34 PM
ferocious-exchange3	$25.00	$25.00	7/6/2010 6:37:55 PM
iLoaner	$25.00	$25.00	7/6/2010 6:46:51 PM
anything-but-ordinary	$25.00	$25.00	7/6/2010 6:47:50 PM
IIP77	$25.00	$25.00	7/6/2010 6:48:22 PM
american6	$25.00	$25.00	7/6/2010 5:07:27 PM
BuffetRocks	$50.00	$50.00	7/6/2010 6:31:32 PM
Funds2Loan	$25.00	$25.00	7/6/2010 7:37:31 PM
BigLinCT	$25.00	$25.00	7/6/2010 8:16:31 PM
treasure-bliss	$25.00	$25.00	7/6/2010 6:57:08 PM
Teminole	$50.00	$50.00	7/6/2010 7:01:29 PM
lovely-order7	$25.00	$25.00	7/6/2010 7:46:22 PM
tranquil-return4	$25.00	$25.00	7/6/2010 6:22:43 PM
wealth-builder57	$25.00	$25.00	7/6/2010 6:31:25 PM
jdrez	$25.00	$25.00	7/6/2010 7:37:34 PM
artli58	$40.00	$40.00	7/7/2010 12:24:45 PM
bondhedger	$25.00	$25.00	7/9/2010 2:30:48 AM
billnsc	$25.00	$25.00	7/10/2010 7:45:38 PM
Dollars4Rent	$25.00	$25.00	7/11/2010 3:58:23 PM
Johnab	$25.00	$25.00	7/12/2010 6:05:49 AM
SpotLending	$25.00	$25.00	7/11/2010 6:59:51 AM
loanman2007	$50.00	$50.00	7/12/2010 7:08:29 AM
leverage-monger	$25.00	$25.00	7/13/2010 2:26:37 PM
heerzaquestion	$25.00	$25.00	7/13/2010 3:35:14 PM
khamlagirl	$25.00	$25.00	7/13/2010 4:19:16 PM
8bitnintendo	$25.00	$25.00	7/6/2010 4:26:05 PM
orange-dollar-guild	$29.26	$29.26	7/6/2010 4:27:31 PM
blackstar	$25.00	$25.00	7/6/2010 4:28:00 PM
brightest-affluence-motivator	$100.00	$100.00	7/6/2010 4:29:20 PM
Havana21	$25.00	$25.00	7/6/2010 4:25:51 PM
cello1	$25.00	$25.00	7/6/2010 4:36:10 PM
jasonuz	$25.00	$25.00	7/6/2010 4:36:25 PM
rudyindc	$25.00	$25.00	7/6/2010 4:28:37 PM
kind-unassuming-fund	$25.00	$25.00	7/6/2010 4:28:55 PM
radforj22	$25.00	$25.00	7/6/2010 4:37:20 PM
new-social-economist	$25.00	$25.00	7/6/2010 4:29:34 PM
platinum-rapture6	$25.00	$25.00	7/6/2010 4:34:52 PM
kmr2	$96.00	$96.00	7/6/2010 4:39:43 PM
bold-durability-drum	$50.00	$50.00	7/6/2010 4:40:11 PM
contract-giant	$25.00	$25.00	7/6/2010 4:40:25 PM
wampum-admirer	$25.00	$25.00	7/6/2010 4:40:55 PM
get30inc	$25.00	$25.00	7/6/2010 4:32:51 PM
SBT	$50.00	$50.00	7/6/2010 4:42:22 PM
Vegasjim	$25.00	$25.00	7/6/2010 4:42:41 PM
thoughtful-community7	$25.00	$25.00	7/6/2010 4:42:50 PM
indianoven	$50.00	$50.00	7/6/2010 4:43:07 PM
green-radiant-durability	$50.00	$50.00	7/6/2010 4:43:45 PM
restech	$25.00	$25.00	7/6/2010 4:40:32 PM
upbeat-investment9	$25.00	$25.00	7/6/2010 4:37:45 PM
a-finance-nirvana	$25.00	$25.00	7/6/2010 4:38:26 PM
gracej	$25.00	$25.00	7/6/2010 4:39:24 PM
HarrisonHome	$25.00	$25.00	7/6/2010 4:39:50 PM
bountiful-durability	$100.00	$100.00	7/6/2010 4:57:24 PM
bid-czar8	$100.00	$100.00	7/6/2010 4:58:34 PM
studious-bonus7	$50.00	$50.00	7/6/2010 5:07:03 PM
riproaringrapids	$25.00	$25.00	7/6/2010 4:58:18 PM
treasure-hunter270	$25.00	$25.00	7/6/2010 5:07:33 PM
Winsten	$50.00	$50.00	7/6/2010 5:07:55 PM
qtmspin	$25.00	$25.00	7/6/2010 5:10:19 PM
personal-lender	$25.00	$25.00	7/6/2010 5:07:50 PM
SCTrojangirl	$25.00	$25.00	7/6/2010 5:08:29 PM
brightest-breathtaking-finance	$100.00	$100.00	7/6/2010 5:09:52 PM
asset-equilibrium0	$25.00	$25.00	7/6/2010 6:31:27 PM
new-return-faire	$44.75	$44.75	7/6/2010 6:47:44 PM
revenue-prospector	$25.00	$25.00	7/6/2010 5:36:21 PM
WillyP345	$25.00	$25.00	7/6/2010 6:31:28 PM
lender281	$25.00	$25.00	7/6/2010 7:01:26 PM
1800porsche	$25.00	$25.00	7/6/2010 5:08:48 PM
cash-spark3	$25.00	$25.00	7/6/2010 7:37:35 PM
money-bauble	$75.00	$75.00	7/6/2010 6:47:41 PM
delicious-social132	$35.00	$35.00	7/6/2010 5:10:23 PM
Slend49	$25.00	$25.00	7/6/2010 5:10:26 PM
gelidfrank	$25.00	$25.00	7/6/2010 5:10:50 PM
sbsahm	$25.00	$25.00	7/6/2010 6:57:11 PM
bayfocus	$25.00	$25.00	7/6/2010 7:01:27 PM
MoneyForNothing	$30.47	$30.47	7/6/2010 10:08:58 PM
balanced-bill7	$64.86	$64.86	7/6/2010 7:37:33 PM
LandE2BG	$25.00	$25.00	7/6/2010 6:31:31 PM
p2p-harmony	$50.00	$50.00	7/6/2010 6:49:58 PM
cash-merry-maker	$25.00	$25.00	7/6/2010 7:22:36 PM
drenalin	$25.00	$25.00	7/6/2010 7:37:29 PM
m3498	$25.00	$25.00	7/6/2010 8:01:39 PM
patron123	$50.00	$43.33	7/6/2010 9:58:12 PM
resolute-affluence	$125.00	$125.00	7/7/2010 7:25:20 AM
moneybags16	$25.00	$25.00	7/8/2010 8:14:31 PM
JGuide	$26.33	$26.33	7/10/2010 12:11:30 AM
Veiglcc	$25.00	$25.00	7/12/2010 7:18:18 AM
CBTW	$25.00	$25.00	7/13/2010 11:04:21 AM
market-assembler	$50.00	$50.00	7/13/2010 2:51:12 PM
121 bids
Borrower Payment Dependent Notes Series 465115
This series of Notes was issued and sold upon the funding of the borrower loan #43498, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,750.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$111.17
Final lender yield:	17.85%	Final borrower rate/APR:	18.85% / 21.07%	Final monthly payment:	$100.60

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.42%
Lender servicing fee:	1.00%	Estimated return:	7.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1995	Debt/Income ratio:	22%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 14	Length of status:	3y 5m
Credit score:	680-699 (Jul-2010)	Total credit lines:	32	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$10,786	Stated income:	$100,000+
Amount delinquent:	$50	Bankcard utilization:	74%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	breadandwine	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 4	On-time:	42 ( 100% )	680-699 (Latest)
Principal borrowed:	$20,815.00	< 31 days late:	0 ( 0% )	680-699 (Aug-2009) 700-719 (Jul-2009) 660-679 (Mar-2008) 700-719 (Oct-2007)
Principal balance:	$2,013.07	31+ days late:	0 ( 0% )
Total payments billed:	42
Description
Great Investor Return Opportunity
This will be my 5th loan with Prosper!? I have made all payments early or on time with each of my Prosper loans.? I plan to use this loan as a "Bridge" to my next company bonus payout which will allow me to significantly reduce or eliminate all of my credit card debt and continue to pay my prosper payments early or on time.

Thank you for your interest.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

courteous-note1	$25.00	$25.00	7/6/2010 6:55:28 PM
Aberdeen	$400.00	$400.00	7/6/2010 5:11:18 PM
Aberdeen	$400.00	$400.00	7/6/2010 5:11:25 PM
portfolio-turbine	$50.00	$50.00	7/9/2010 8:55:56 AM
grammaspurse	$25.00	$25.00	7/9/2010 9:56:12 PM
lendstats_com	$100.00	$100.00	7/9/2010 6:29:48 PM
djp127	$30.00	$30.00	7/10/2010 6:21:23 PM
autonomous-power	$35.00	$35.00	7/10/2010 8:22:23 PM
The-Lighthouse-Group	$25.00	$25.00	7/11/2010 10:45:18 AM
s270	$29.37	$29.37	7/11/2010 1:22:41 PM
rockhound84	$25.00	$25.00	7/12/2010 4:32:28 AM
Johnab	$25.00	$25.00	7/13/2010 4:08:59 AM
grampy48	$50.00	$50.00	7/13/2010 9:56:38 AM
brightest-dignified-penny	$25.00	$25.00	7/13/2010 10:42:32 AM
principal-laser	$70.00	$70.00	7/13/2010 11:10:18 AM
JGuide	$51.42	$51.42	7/13/2010 2:05:42 PM
Mikale360	$25.00	$25.00	7/13/2010 3:01:22 PM
peaceful-farmer	$25.00	$25.00	7/13/2010 11:48:27 AM
jcw3rd	$25.00	$25.00	7/13/2010 3:09:16 PM
Red-Bull-One	$25.00	$25.00	7/13/2010 3:30:41 PM
patriot384	$150.00	$143.09	7/13/2010 3:31:26 PM
MoneyForNothing	$63.12	$63.12	7/6/2010 9:51:54 PM
SolarMoonshine	$200.00	$200.00	7/7/2010 9:50:24 AM
loanman2007	$200.00	$200.00	7/10/2010 9:35:32 AM
4mydaughterseducation	$25.00	$25.00	7/11/2010 8:46:18 AM
MStackIV	$50.00	$50.00	7/11/2010 12:51:48 PM
FinanceEngine	$25.00	$25.00	7/11/2010 8:26:31 PM
twerns	$40.00	$40.00	7/12/2010 7:06:23 AM
lender12345	$25.00	$25.00	7/11/2010 11:21:38 AM
Reliance_Banker	$25.00	$25.00	7/12/2010 4:32:07 PM
futurechef11	$25.00	$25.00	7/12/2010 7:34:29 PM
Jerrys1951	$25.00	$25.00	7/13/2010 8:10:03 AM
Astyanax	$35.00	$35.00	7/13/2010 12:28:05 PM
p2ploan-sensation211	$25.00	$25.00	7/13/2010 3:11:43 PM
platinum-czar	$100.00	$100.00	7/13/2010 3:39:12 PM
khamlagirl	$25.00	$25.00	7/13/2010 4:20:37 PM
Land_on_your_feet	$28.00	$28.00	7/13/2010 3:03:28 PM
sensational-peace6	$75.00	$75.00	7/13/2010 3:09:42 PM
photon8	$25.00	$25.00	7/13/2010 4:23:58 PM
integrity-doctor	$100.00	$100.00	7/13/2010 3:30:54 PM
BrighterSuns	$25.00	$25.00	7/13/2010 4:23:41 PM
41 bids
Borrower Payment Dependent Notes Series 465217
This series of Notes was issued and sold upon the funding of the borrower loan #43510, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$223.25
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$223.25

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1997	Debt/Income ratio:	13%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 10	Length of status:	4y 1m
Credit score:	740-759 (Jul-2010)	Total credit lines:	30	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$14,513	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	33%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	FutureLenderEC	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	21 ( 100% )	740-759 (Latest)
Principal borrowed:	$12,000.00	< 31 days late:	0 ( 0% )	720-739 (Nov-2009) 720-739 (May-2008)
Principal balance:	$2,800.86	31+ days late:	0 ( 0% )
Total payments billed:	21
Description
Paying off High Interest CCs
Purpose of loan:
Pay off 2 credit cards which have now raised the Interest Rate due to the new government legislation... This is unfair since I have the 2 accounts in good standing with no late payments!!!..

My financial situation:
I have a steady job and stable income. I also own an online business which generates enough income to pay this loan in case of unemployment.

Bid with confidence as this is my third loan with prosper and all are in good standing with excellent payment record!!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

skvat	$25.00	$25.00	7/6/2010 4:25:06 PM
8bitnintendo	$25.00	$25.00	7/6/2010 4:26:02 PM
brightest-affluence-motivator	$100.00	$100.00	7/6/2010 4:29:19 PM
Havana21	$25.00	$25.00	7/6/2010 4:25:42 PM
ddog0224	$25.00	$25.00	7/6/2010 4:26:08 PM
hookUup	$25.00	$25.00	7/6/2010 4:28:28 PM
flexible-value	$28.00	$28.00	7/6/2010 4:32:34 PM
dontscrewmeover1	$25.00	$25.00	7/6/2010 4:31:03 PM
platinum-rapture6	$25.00	$25.00	7/6/2010 4:34:51 PM
nickel-ferret	$25.00	$25.00	7/6/2010 4:26:34 PM
pavelz	$100.00	$100.00	7/6/2010 4:36:00 PM
Dweeberkitty1	$25.00	$25.00	7/6/2010 4:36:06 PM
blackstar	$25.00	$25.00	7/6/2010 4:27:59 PM
ommcd	$25.00	$25.00	7/6/2010 4:36:47 PM
upbeat-investment9	$25.00	$25.00	7/6/2010 4:37:44 PM
gracej	$25.00	$25.00	7/6/2010 4:39:23 PM
cello1	$25.00	$25.00	7/6/2010 4:36:09 PM
arcangel72	$25.00	$25.00	7/6/2010 4:41:10 PM
radforj22	$25.00	$25.00	7/6/2010 4:37:19 PM
Vreet	$50.00	$50.00	7/6/2010 4:37:24 PM
transparency-advocator	$50.00	$50.00	7/6/2010 4:41:54 PM
rescue	$250.00	$250.00	7/6/2010 4:38:09 PM
enthralling-deal180	$100.00	$100.00	7/6/2010 4:33:09 PM
aasx1108	$25.00	$25.00	7/6/2010 4:38:29 PM
figs4u2	$80.00	$80.00	7/6/2010 4:39:11 PM
wampum-admirer	$25.00	$25.00	7/6/2010 4:40:54 PM
CaptainBlueberry	$25.00	$25.00	7/6/2010 4:40:58 PM
RMB-Investments	$50.00	$50.00	7/6/2010 4:41:04 PM
truth-image	$50.00	$50.00	7/6/2010 4:41:21 PM
stable-money	$25.00	$25.00	7/6/2010 4:41:33 PM
red-trade-cologne	$25.00	$25.00	7/6/2010 4:41:52 PM
bds9646	$26.00	$26.00	7/6/2010 4:36:51 PM
DonaldColorado	$25.00	$25.00	7/6/2010 4:37:02 PM
trustworthy-fairness	$50.00	$50.00	7/6/2010 4:37:06 PM
Gibbyland	$75.00	$75.00	7/6/2010 4:37:14 PM
thorough-exchange4	$40.00	$40.00	7/6/2010 4:38:05 PM
RandyL3	$33.00	$33.00	7/6/2010 4:42:54 PM
velvetsmog	$25.00	$25.00	7/6/2010 4:39:08 PM
american6	$50.00	$50.00	7/6/2010 4:39:44 PM
aue513	$25.00	$25.00	7/6/2010 4:40:40 PM
generous-deal6	$25.00	$25.00	7/6/2010 4:40:51 PM
iolaire	$25.00	$25.00	7/6/2010 4:41:49 PM
jjb3	$25.00	$25.00	7/6/2010 4:41:57 PM
Aberdeen	$400.00	$400.00	7/6/2010 5:11:27 PM
penny-finder	$50.00	$50.00	7/6/2010 6:56:10 PM
MoneyForNothing	$48.92	$48.92	7/6/2010 9:56:37 PM
heerzaquestion	$25.00	$25.00	7/7/2010 5:21:25 AM
JJHawk	$50.00	$50.00	7/7/2010 11:00:13 AM
Kelor99	$25.00	$25.00	7/7/2010 6:02:50 PM
Finspons	$30.00	$30.00	7/7/2010 6:11:10 PM
kindofaloaner	$40.77	$40.77	7/8/2010 10:15:07 AM
tieshuanpan	$50.00	$50.00	7/8/2010 9:04:40 PM
jtu55	$25.00	$25.00	7/9/2010 12:52:35 AM
outofoffice	$100.00	$100.00	7/9/2010 3:40:27 PM
rebelduke	$50.00	$50.00	7/10/2010 10:06:52 AM
Trident-Fund	$25.00	$25.00	7/10/2010 4:53:47 PM
billnsc	$25.00	$25.00	7/10/2010 7:48:21 PM
lucrative-coin	$50.00	$50.00	7/11/2010 6:36:45 AM
bold-social-advantage	$75.00	$75.00	7/11/2010 6:32:36 PM
albertoeba	$49.52	$49.52	7/12/2010 6:56:33 AM
autoconnection	$25.00	$25.00	7/12/2010 5:26:40 AM
Dollars4Rent	$25.00	$25.00	7/11/2010 4:01:44 PM
lateflight	$25.00	$25.00	7/12/2010 8:31:59 AM
elegant-income3	$50.00	$50.00	7/11/2010 6:10:43 PM
quantumwellguy	$50.00	$50.00	7/12/2010 6:15:35 AM
DackoDenk	$25.00	$25.00	7/12/2010 5:41:31 PM
JerryB96	$25.00	$25.00	7/12/2010 9:13:30 PM
windpiano1962	$25.00	$25.00	7/13/2010 6:38:58 AM
GABC-1	$46.00	$46.00	7/13/2010 9:03:43 AM
friendinmoney	$25.00	$25.00	7/13/2010 3:59:50 PM
Chesterite	$25.00	$25.00	7/13/2010 1:58:26 PM
Supernick	$50.00	$50.00	7/6/2010 4:26:48 PM
contract-giant	$25.00	$25.00	7/6/2010 4:27:23 PM
rudyindc	$25.00	$25.00	7/6/2010 4:28:36 PM
kind-unassuming-fund	$25.00	$25.00	7/6/2010 4:28:54 PM
Rdodson11	$25.00	$25.00	7/6/2010 4:29:13 PM
new-social-economist	$25.00	$25.00	7/6/2010 4:29:33 PM
restech	$25.00	$25.00	7/6/2010 4:29:45 PM
orange-dollar-guild	$50.00	$50.00	7/6/2010 4:27:30 PM
julijask	$25.00	$25.00	7/6/2010 4:32:04 PM
Winsten	$50.00	$50.00	7/6/2010 4:28:16 PM
get30inc	$25.00	$25.00	7/6/2010 4:32:50 PM
first-upright-payout	$25.00	$25.00	7/6/2010 4:33:34 PM
bchen78875	$25.00	$25.00	7/6/2010 4:25:38 PM
orange-preeminant-bill	$100.00	$100.00	7/6/2010 4:30:53 PM
Algaes	$50.00	$50.00	7/6/2010 4:26:21 PM
teller	$60.00	$60.00	7/6/2010 4:35:31 PM
DrMoneyBags	$25.00	$25.00	7/6/2010 4:27:12 PM
bowdish1	$50.00	$50.00	7/6/2010 4:35:47 PM
zielojo	$25.00	$25.00	7/6/2010 4:32:24 PM
ichibon	$75.00	$75.00	7/6/2010 4:27:45 PM
Pulchritudinous	$25.00	$25.00	7/6/2010 4:28:10 PM
gojackgo	$50.00	$50.00	7/6/2010 4:32:57 PM
Alpha-AssistU	$50.00	$50.00	7/6/2010 4:28:40 PM
livelytoad	$25.00	$25.00	7/6/2010 4:37:04 PM
authoritative-platinum7	$50.00	$50.00	7/6/2010 4:33:48 PM
serpentine	$50.00	$50.00	7/6/2010 4:33:52 PM
fair-funds	$25.00	$25.00	7/6/2010 4:38:02 PM
loyalist1	$100.00	$100.00	7/6/2010 4:34:46 PM
a-finance-nirvana	$25.00	$25.00	7/6/2010 4:38:25 PM
rulender	$50.00	$50.00	7/6/2010 4:38:34 PM
overflowinglife	$25.00	$25.00	7/6/2010 4:35:05 PM
metro457	$25.00	$25.00	7/6/2010 4:36:13 PM
jasonuz	$25.00	$25.00	7/6/2010 4:36:24 PM
friendly-market5	$50.00	$50.00	7/6/2010 4:36:35 PM
Walkingcowboy	$25.00	$25.00	7/6/2010 4:40:44 PM
klinebarger	$25.00	$25.00	7/6/2010 4:41:07 PM
Reinadog9	$50.00	$50.00	7/6/2010 4:41:51 PM
wise-pound-eagle	$50.00	$50.00	7/6/2010 4:42:04 PM
peruse	$25.00	$25.00	7/6/2010 4:42:13 PM
moola-rose8	$50.00	$50.00	7/6/2010 4:42:24 PM
svandgts	$25.00	$25.00	7/6/2010 4:39:09 PM
kmr2	$250.00	$250.00	7/6/2010 4:39:42 PM
delicious-social132	$40.00	$40.00	7/6/2010 4:34:41 PM
tranquil-return4	$25.00	$25.00	7/6/2010 4:39:53 PM
j2ee	$25.00	$25.00	7/6/2010 4:35:02 PM
CASHGIRL	$50.00	$50.00	7/6/2010 4:41:03 PM
Philosonie	$25.00	$25.00	7/6/2010 4:36:12 PM
moltopaolo	$50.00	$50.00	7/6/2010 4:41:42 PM
surfhoss644	$50.00	$50.00	7/6/2010 4:41:46 PM
power-defender7	$25.00	$25.00	7/6/2010 4:36:48 PM
gauss02	$25.00	$25.00	7/6/2010 4:41:55 PM
SBT	$50.00	$50.00	7/6/2010 4:42:21 PM
steady-bazaar	$100.00	$64.68	7/6/2010 4:42:29 PM
syounker	$25.00	$25.00	7/6/2010 4:38:37 PM
HarrisonHome	$25.00	$25.00	7/6/2010 4:39:49 PM
bold-durability-drum	$50.00	$50.00	7/6/2010 4:40:10 PM
new-return-faire	$50.00	$50.00	7/6/2010 4:40:22 PM
antlr	$25.00	$25.00	7/6/2010 4:41:11 PM
heroic-platinum	$25.00	$25.00	7/6/2010 4:41:20 PM
Massey4	$50.00	$50.00	7/6/2010 4:41:34 PM
junctionking	$25.00	$25.00	7/6/2010 4:41:47 PM
treasure-hunter270	$25.00	$25.00	7/6/2010 5:06:48 PM
wwwUniversal	$25.00	$25.00	7/6/2010 5:11:35 PM
haryassman	$25.00	$25.00	7/7/2010 8:16:38 AM
SCD	$25.00	$25.00	7/7/2010 7:13:09 AM
buukyak	$50.00	$50.00	7/7/2010 12:39:48 PM
ethicalhumanist	$25.00	$25.00	7/7/2010 7:37:12 PM
entertaining-greenback2	$28.11	$28.11	7/8/2010 4:56:33 PM
loanman2007	$150.00	$150.00	7/9/2010 6:08:43 AM
entertaining-greenback2	$25.00	$25.00	7/9/2010 4:00:55 PM
myworld701	$25.00	$25.00	7/9/2010 5:54:36 PM
LittleMingo	$25.00	$25.00	7/9/2010 6:43:10 PM
kind-value-pouch	$100.00	$100.00	7/9/2010 6:48:47 PM
stemper	$50.00	$50.00	7/10/2010 10:11:01 PM
ultimate-commitment	$25.00	$25.00	7/11/2010 4:00:52 PM
RIVERHTS	$50.00	$50.00	7/11/2010 7:27:11 PM
blue-useful-auction	$25.00	$25.00	7/11/2010 11:24:58 AM
grampy48	$50.00	$50.00	7/13/2010 9:57:32 AM
justinology	$50.00	$50.00	7/13/2010 10:41:38 AM
Astyanax	$35.00	$35.00	7/13/2010 12:29:43 PM
market-assembler	$50.00	$50.00	7/13/2010 2:51:10 PM
biffmush	$250.00	$250.00	7/13/2010 4:22:10 PM
StocksMan	$50.00	$50.00	7/13/2010 4:22:52 PM
154 bids
Borrower Payment Dependent Notes Series 465231
This series of Notes was issued and sold upon the funding of the borrower loan #43495, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$37.11
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$37.11

Auction yield range:	2.98% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1986	Debt/Income ratio:	30%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 13	Length of status:	3y 6m
Credit score:	760-779 (Jun-2010)	Total credit lines:	48	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$3,806	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	34%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	john08	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	8 ( 100% )	760-779 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	740-759 (Apr-2010) 780-799 (Aug-2009)
Principal balance:	$3,210.63	31+ days late:	0 ( 0% )
Total payments billed:	8
Description
vegas trip
Purpose of loan:
This loan will be used to?
taking trip to vegas in august
My financial situation:
I am a good candidate for this loan because? Never been late on payments and responsible for paying money back.

Monthly net income: $
1700
Monthly expenses: $
??Housing: $ 350
??Insurance: $?
??Car expenses: $?
??Utilities: $?
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Havana21	$25.00	$25.00	7/6/2010 4:25:42 PM
hookUup	$25.00	$25.00	7/6/2010 4:28:27 PM
dontscrewmeover1	$25.00	$25.00	7/6/2010 4:31:03 PM
gojackgo	$50.00	$50.00	7/6/2010 4:32:57 PM
8bitnintendo	$25.00	$25.00	7/6/2010 4:26:02 PM
Supernick	$50.00	$50.00	7/6/2010 4:26:48 PM
julijask	$25.00	$25.00	7/6/2010 4:32:05 PM
flexible-value	$28.00	$28.00	7/6/2010 4:32:34 PM
Rdodson11	$25.00	$25.00	7/6/2010 4:29:13 PM
kmr2	$200.00	$200.00	7/6/2010 4:33:02 PM
impartial-deal	$50.00	$50.00	7/6/2010 11:23:16 PM
ethicalhumanist	$25.00	$25.00	7/8/2010 1:48:01 PM
outofoffice	$75.00	$75.00	7/9/2010 3:41:57 PM
lucrative-coin	$50.00	$50.00	7/11/2010 6:30:04 AM
ChristopherHS	$25.00	$25.00	7/13/2010 2:41:32 AM
khamlagirl	$25.00	$25.00	7/13/2010 4:21:05 PM
contract-giant	$25.00	$25.00	7/6/2010 4:27:23 PM
Pulchritudinous	$25.00	$25.00	7/6/2010 4:28:05 PM
Winsten	$50.00	$50.00	7/6/2010 4:28:15 PM
skvat	$25.00	$25.00	7/6/2010 4:25:05 PM
restech	$25.00	$25.00	7/6/2010 4:29:45 PM
responsibility-butterfly	$25.00	$25.00	7/6/2010 4:26:32 PM
money-owner2	$120.78	$120.78	7/6/2010 4:32:55 PM
serpentine	$50.00	$1.22	7/6/2010 4:33:51 PM
Algaes	$50.00	$50.00	7/6/2010 4:26:20 PM
DrMoneyBags	$25.00	$25.00	7/6/2010 4:27:11 PM
zielojo	$25.00	$25.00	7/6/2010 4:32:23 PM
Ivan2007	$25.00	$25.00	7/6/2010 4:33:00 PM
wwwUniversal	$25.00	$25.00	7/6/2010 4:43:37 PM
Earn_money	$25.00	$25.00	7/13/2010 9:26:21 AM
30 bids
Borrower Payment Dependent Notes Series 465391
This series of Notes was issued and sold upon the funding of the borrower loan #43416, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Jul-07-2010
				Auction end date:	Jul-12-2010

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 10.34%	Starting monthly payment:	$32.27
Final lender yield:	9.00%	Final borrower rate/APR:	10.00% / 10.35%	Final monthly payment:	$32.27

Auction yield range:	2.93% - 9.00%	Estimated loss impact:	0.61%
Lender servicing fee:	1.00%	Estimated return:	8.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2006	Debt/Income ratio:	Not calculated
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	5	Current / open credit lines:	4 / 3	Length of status:	2y 0m
Credit score:	760-779 (Jul-2010)	Total credit lines:	10	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$8
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	benevolent-commitment9	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Law School Relocation Loan
Purpose of loan:
This loan will be used to help me relocate to my new apartment in Florida before I start law school.? I plan to use the loan to help pay rent and for some of the peripheral expenses that come up during the move.
My financial situation:
I will not have any problem paying off this loan.? I am employed, but only temporarily for the summer.? I start school in August, so scholarship and student loan money will allow me to pay the loan back.? I take pride in preserving my good credit.?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Approved	$50.00	$50.00	7/7/2010 4:48:21 PM
rockclimbercyclist	$28.01	$28.01	7/7/2010 6:54:09 PM
blue-useful-auction	$25.00	$25.00	7/8/2010 1:24:34 PM
transaction-aggregator7	$25.00	$25.00	7/8/2010 7:29:52 AM
greenbeene	$25.00	$25.00	7/8/2010 4:37:42 PM
USNavyVet	$25.00	$25.00	7/8/2010 4:52:15 PM
Zipperdu	$50.00	$50.00	7/9/2010 3:38:46 PM
kanyonkat	$25.00	$25.00	7/9/2010 2:00:19 PM
Galdis	$25.00	$25.00	7/10/2010 8:20:30 AM
dsparrow	$40.00	$40.00	7/9/2010 8:32:38 PM
ets2011	$25.00	$25.00	7/10/2010 11:08:32 AM
otalon	$25.00	$25.00	7/10/2010 12:05:20 PM
ManhattanLender	$25.00	$25.00	7/10/2010 1:57:33 PM
benefit-piano5	$25.00	$25.00	7/10/2010 4:39:13 PM
relentless-penny	$50.00	$50.00	7/10/2010 7:39:16 AM
PurplePonchoMan	$25.00	$25.00	7/11/2010 9:52:57 AM
Onlyhappycustomers	$25.00	$25.00	7/10/2010 12:23:51 PM
Scottio	$25.00	$6.99	7/10/2010 8:06:53 PM
wonderlandkat	$25.00	$25.00	7/11/2010 6:41:30 PM
Lender0307	$25.00	$25.00	7/11/2010 7:01:08 PM
rockhound84	$25.00	$25.00	7/12/2010 4:22:34 AM
WorkingTA	$25.00	$25.00	7/12/2010 3:14:02 PM
jpollar	$50.00	$50.00	7/7/2010 4:52:54 PM
wam37	$50.00	$50.00	7/8/2010 6:03:20 AM
nunnie	$25.00	$25.00	7/8/2010 6:25:56 PM
repayment-launcher	$25.00	$25.00	7/10/2010 6:13:04 AM
Lo0se_mo0se	$25.00	$25.00	7/10/2010 7:52:55 AM
elvisloans	$25.00	$25.00	7/10/2010 7:11:52 AM
cashhelp	$25.00	$25.00	7/11/2010 11:34:40 AM
ultimate-commitment	$25.00	$25.00	7/11/2010 3:57:40 PM
wam37	$50.00	$50.00	7/11/2010 4:30:09 PM
Rearden_Steel	$25.00	$25.00	7/12/2010 7:25:58 AM
conqueror359	$50.00	$50.00	7/12/2010 4:11:14 PM
33 bids
Borrower Payment Dependent Notes Series 465399
This series of Notes was issued and sold upon the funding of the borrower loan #43410, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Jul-06-2010
				Auction end date:	Jul-13-2010

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$77.31
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$77.31

Auction yield range:	2.98% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1989	Debt/Income ratio:	4%
Basic (1-10):	10	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	25 / 24	Length of status:	11y 6m
Credit score:	780-799 (Jul-2010)	Total credit lines:	68	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$9,725	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	2%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Halos2002	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	10 ( 100% )	780-799 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	780-799 (Jun-2010) 780-799 (Mar-2010) 800-819 (Aug-2009)
Principal balance:	$0.24	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
Continuing my Prosper Education
Purpose of loan:
This loan will be used to? further evaluate the Proper borrowing experience.? I am a current Prosper lender and wish to understand the process better for the borrower's perspective.

My financial situation:
I am a good candidate for this loan because?this is just a short term experiment to evaluate the process.? I will repay this loan in approximately 3-6 months (as I did my last).? I appreciate your consideration.? Thanks, Brad
Information in the Description is not verified.
Friends And Family Winning Bids
bazaar-kangaroo has bid a total of $100.00 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: If this is an experiment, why wait to pay the loan in 3-6 months. - sspemba
A: If i am going to go through the credit process (i.e. impact my credit score) than I want to make sure I establish a Prosper credit reference with the loan. I think most people expect to see at least a 6 month pay history. (Jul-09-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

8bitnintendo	$25.00	$25.00	7/6/2010 4:26:01 PM
contract-giant	$25.00	$25.00	7/6/2010 4:27:21 PM
Pulchritudinous	$25.00	$25.00	7/6/2010 4:28:04 PM
Winsten	$50.00	$50.00	7/6/2010 4:28:14 PM
Havana21	$25.00	$25.00	7/6/2010 4:25:41 PM
Supernick	$50.00	$50.00	7/6/2010 4:26:46 PM
DrMoneyBags	$25.00	$25.00	7/6/2010 4:27:10 PM
lenderme	$25.00	$25.00	7/6/2010 4:31:52 PM
zielojo	$25.00	$25.00	7/6/2010 4:32:22 PM
flexible-value	$28.00	$28.00	7/6/2010 4:32:35 PM
Rdodson11	$25.00	$25.00	7/6/2010 4:29:12 PM
dontscrewmeover1	$25.00	$25.00	7/6/2010 4:31:01 PM
money-owner2	$250.00	$89.55	7/6/2010 4:32:54 PM
hookUup	$25.00	$25.00	7/6/2010 4:28:26 PM
blot44	$25.00	$25.00	7/6/2010 4:41:37 PM
RandyL3	$33.00	$33.00	7/6/2010 4:42:56 PM
wwwUniversal	$25.00	$25.00	7/6/2010 4:43:37 PM
F_r_e_d_s__B_a_n_k	$50.00	$50.00	7/6/2010 4:54:17 PM
swiftsoul	$25.00	$25.00	7/6/2010 4:56:11 PM
epicanthal	$25.00	$25.00	7/6/2010 4:53:06 PM
CSinvestments	$30.17	$30.17	7/6/2010 5:50:20 PM
MoneyForNothing	$71.46	$71.46	7/6/2010 9:48:34 PM
Lo0se_mo0se	$25.00	$25.00	7/7/2010 12:40:19 AM
beachfunder	$25.00	$25.00	7/7/2010 7:24:47 AM
goldsun	$25.00	$25.00	7/7/2010 5:57:12 PM
dannyboy_997	$25.00	$25.00	7/7/2010 6:24:49 PM
bazaar-kangaroo	$25.00	$25.00	7/8/2010 7:24:14 AM
ethicalhumanist	$25.00	$25.00	7/8/2010 1:48:03 PM
faithful-steward	$25.00	$25.00	7/8/2010 3:27:34 PM
bfn311	$25.00	$25.00	7/8/2010 5:38:25 PM
kindofaloaner	$25.00	$25.00	7/8/2010 5:41:47 PM
octoberfresh	$25.00	$25.00	7/9/2010 7:36:50 AM
bondhedger	$25.00	$25.00	7/9/2010 4:12:46 PM
JohnSmith10	$25.00	$25.00	7/9/2010 9:15:10 PM
billnsc	$25.00	$25.00	7/10/2010 7:50:25 PM
loanman2007	$50.00	$50.00	7/10/2010 9:39:20 AM
lucrative-coin	$50.00	$50.00	7/11/2010 6:39:43 AM
cognizant-responsibility9	$25.00	$25.00	7/10/2010 10:21:29 AM
zxr	$25.00	$25.00	7/12/2010 11:54:56 AM
Chad2Help	$25.00	$25.00	7/12/2010 12:48:52 PM
Taxman44	$25.00	$25.00	7/12/2010 1:51:54 PM
dproxima	$25.00	$25.00	7/12/2010 4:50:52 PM
asset-bada-bing	$50.00	$50.00	7/12/2010 4:41:22 PM
futurechef11	$25.00	$25.00	7/12/2010 7:36:31 PM
CBTW	$100.00	$100.00	7/13/2010 11:20:50 AM
khamlagirl	$25.00	$25.00	7/13/2010 4:21:50 PM
Algaes	$50.00	$50.00	7/6/2010 4:26:19 PM
alaco	$25.00	$25.00	7/6/2010 4:27:25 PM
stilleto8	$50.00	$50.00	7/6/2010 4:31:53 PM
julijask	$25.00	$25.00	7/6/2010 4:32:05 PM
responsibility-butterfly	$25.00	$25.00	7/6/2010 4:26:31 PM
ramsumana	$25.00	$25.00	7/6/2010 4:32:13 PM
restech	$25.00	$25.00	7/6/2010 4:29:44 PM
roymckenzie	$25.00	$25.00	7/6/2010 4:32:47 PM
Bank_Of_XL	$25.00	$25.00	7/6/2010 8:41:23 PM
penny-finder	$25.00	$25.00	7/6/2010 6:52:01 PM
natedog666	$50.00	$50.00	7/7/2010 5:20:59 AM
bazaar-kangaroo	$75.00	$75.00	7/7/2010 10:02:32 AM
ingenious-order783	$50.00	$50.00	7/7/2010 9:09:01 AM
haryassman	$25.00	$25.00	7/7/2010 8:20:53 AM
dynamic-platinum	$25.00	$25.00	7/7/2010 4:01:00 PM
dmitriy2	$50.00	$50.00	7/8/2010 3:24:17 PM
cloud8	$32.82	$32.82	7/9/2010 8:39:14 AM
outofoffice	$75.00	$75.00	7/9/2010 3:42:49 PM
Some-Day	$25.00	$25.00	7/9/2010 5:07:20 PM
Dollars4Rent	$25.00	$25.00	7/11/2010 4:03:49 PM
sunny1985	$25.00	$25.00	7/11/2010 7:25:27 PM
Dollars4Rent	$25.00	$25.00	7/11/2010 4:04:06 PM
BlessedEveryDay	$25.00	$25.00	7/12/2010 6:45:22 PM
jpblan11	$40.00	$40.00	7/13/2010 2:41:36 AM
redtilapia	$25.00	$25.00	7/13/2010 8:36:19 AM
frugalinvestor20	$25.00	$25.00	7/13/2010 2:01:27 PM
Stepashka	$50.00	$50.00	7/13/2010 4:12:05 PM
StocksMan	$50.00	$50.00	7/13/2010 4:23:52 PM
74 bids
Borrower Payment Dependent Notes Series 465419
This series of Notes was issued and sold upon the funding of the borrower loan #43466, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jul-09-2010
				Auction end date:	Jul-09-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 23.68%	Starting monthly payment:	$37.11
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 23.68%	Final monthly payment:	$37.11

Auction yield range:	7.93% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1994	Debt/Income ratio:	26%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	19 / 19	Length of status:	10y 6m
Credit score:	660-679 (Jul-2010)	Total credit lines:	48	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$31,617	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Macy75	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	660-679 (Latest)
Principal borrowed:	$14,100.00	< 31 days late:	0 ( 0% )	700-719 (Apr-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Loan for auto repair
Purpose of loan:
Loan will be used to repair the family Suburban. Just had another child and unfortunately (even with a good income and good insurance) I still have to pay a bit out of pocket for the birth, leaving me short on car repair money for the next couple of months.

My financial situation:
I am a good candidate for this loan because of the following reasons:
1. I have a proven track record with Prosper and have already paid down another loan extremely larger then this one with all payments on time (over $14k).
2. I have worked for my employer for over 10 years and have a proven income and good salary with great on-call pay benefits.
3. I plan on paying this back in an accelerated fashion since the amount is so low.

Monthly net income: $ 6,475 (this is average. on-call pay is often more each month)

Monthly expenses: $
??Housing: $ 1,516
??Insurance: $ 180
??Car expenses: $ 445
??Utilities: $ 200
??Phone, cable, internet: $ 100 (internet and cell phones are covered by my company)
??Food, entertainment: $ 600
??Clothing, household expenses $ 500
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CA_Lender	$25.00	$25.00	7/9/2010 4:43:54 PM
Easystreet	$25.00	$25.00	7/9/2010 4:50:14 PM
orgy63	$25.00	$25.00	7/9/2010 4:43:23 PM
simplelender80	$100.00	$50.14	7/9/2010 4:50:11 PM
_SCI_	$25.00	$25.00	7/9/2010 5:22:54 PM
MoneyForNothing	$49.86	$49.86	7/9/2010 7:03:25 PM
portfolio-turbine	$50.00	$50.00	7/9/2010 7:11:52 PM
Bank_Of_XL	$100.00	$100.00	7/9/2010 7:13:52 PM
Aberdeen	$400.00	$400.00	7/9/2010 5:13:35 PM
wwwUniversal	$25.00	$25.00	7/9/2010 5:14:28 PM
FinanceEngine	$25.00	$25.00	7/9/2010 5:27:14 PM
treasure-hunter270	$25.00	$25.00	7/9/2010 5:09:55 PM
credit-panda1	$25.00	$25.00	7/9/2010 6:34:33 PM
loyalist1	$100.00	$100.00	7/9/2010 5:13:45 PM
JustMee	$25.00	$25.00	7/9/2010 6:46:09 PM
ethicalhumanist	$25.00	$25.00	7/9/2010 7:04:08 PM
16 bids
Borrower Payment Dependent Notes Series 465677
This series of Notes was issued and sold upon the funding of the borrower loan #43507, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-12-2010
				Auction end date:	Jul-12-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$223.25
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$223.25

Auction yield range:	3.93% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1998	Debt/Income ratio:	17%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 8	Length of status:	3y 0m
Credit score:	740-759 (Jul-2010)	Total credit lines:	27	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$41,968	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	openness-pragmatist	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
The purpose of this loan is to reduce a higher rate interest credit card. I am currently attempting to get debt free and have never been late or past due or have had any negative ratings on my credit score. I have a mortgage and currently do not have any auto loans. I am looking for a lower rate to payoff this credit card asap.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

worldly-kindness8	$25.00	$25.00	7/12/2010 10:18:14 AM
dlshap	$25.00	$25.00	7/12/2010 10:18:51 AM
community-pipeline8	$50.00	$50.00	7/12/2010 10:18:09 AM
Ocean713	$50.00	$50.00	7/12/2010 10:23:05 AM
djh47a	$25.00	$25.00	7/12/2010 10:25:38 AM
Rysterola82	$25.00	$25.00	7/12/2010 10:27:31 AM
stable-money	$25.00	$25.00	7/12/2010 10:26:49 AM
auction-elvis	$25.00	$25.00	7/12/2010 10:18:32 AM
loot-heart	$50.00	$50.00	7/12/2010 10:29:43 AM
mlopez2007	$25.00	$25.00	7/12/2010 10:30:11 AM
the-transaction-stronghold	$50.00	$50.00	7/12/2010 10:29:34 AM
interest-jedi0	$50.00	$50.00	7/12/2010 10:30:19 AM
meenan	$25.00	$25.00	7/12/2010 10:30:49 AM
clean-loyalty	$25.00	$25.00	7/12/2010 10:31:11 AM
discrete-asset	$25.00	$25.00	7/12/2010 10:31:34 AM
BlindProphet	$25.00	$25.00	7/12/2010 10:31:43 AM
riproaringrapids	$25.00	$25.00	7/12/2010 10:24:17 AM
Investitall	$25.00	$25.00	7/12/2010 10:37:27 AM
lowestghost	$25.00	$25.00	7/12/2010 10:37:40 AM
keyfig	$25.00	$25.00	7/12/2010 10:39:10 AM
RJN	$25.00	$25.00	7/12/2010 10:39:27 AM
orgy63	$25.00	$25.00	7/12/2010 10:29:49 AM
treasure-hunter270	$25.00	$25.00	7/12/2010 10:30:00 AM
inspired-contract9	$50.00	$50.00	7/12/2010 10:30:33 AM
alpinaut	$25.00	$25.00	7/12/2010 10:30:55 AM
jengachamp	$25.00	$25.00	7/12/2010 10:31:14 AM
affluence-pumpkin0	$25.00	$25.00	7/12/2010 10:41:47 AM
bchen78875	$50.00	$50.00	7/12/2010 10:32:07 AM
Vreet	$50.00	$50.00	7/12/2010 10:43:03 AM
Supernick	$50.00	$50.00	7/12/2010 10:42:41 AM
antlr	$25.00	$25.00	7/12/2010 10:43:15 AM
Tradesmanlender	$25.00	$25.00	7/12/2010 10:44:04 AM
green-radiant-durability	$50.00	$50.00	7/12/2010 10:43:26 AM
bigrpf5	$25.00	$25.00	7/12/2010 10:44:13 AM
generous-deal6	$25.00	$25.00	7/12/2010 10:45:09 AM
revmax	$25.00	$25.00	7/12/2010 10:44:17 AM
GenerousGentleMan	$75.00	$75.00	7/12/2010 10:45:58 AM
money-bauble	$100.00	$100.00	7/12/2010 10:46:02 AM
museic1	$25.00	$25.00	7/12/2010 10:46:15 AM
engaging-worth	$25.00	$25.00	7/12/2010 10:46:20 AM
Captain88	$25.00	$25.00	7/12/2010 10:46:25 AM
jazzlender	$25.00	$25.00	7/12/2010 10:34:49 AM
alexstar	$25.00	$25.00	7/12/2010 10:46:08 AM
JJS180	$25.00	$25.00	7/12/2010 10:46:13 AM
credit-investor5	$100.00	$100.00	7/12/2010 10:46:23 AM
skuba	$25.00	$25.00	7/12/2010 10:47:38 AM
the_winning_ticket	$35.00	$35.00	7/12/2010 10:47:50 AM
mudfoot35	$50.00	$50.00	7/12/2010 10:47:59 AM
gojackgo	$50.00	$50.00	7/12/2010 10:47:22 AM
joseapg	$25.00	$25.00	7/12/2010 10:48:08 AM
nunnie	$25.00	$25.00	7/12/2010 10:47:31 AM
awe-inspiring-benefit	$50.00	$50.00	7/12/2010 10:48:12 AM
phillipd48	$25.00	$25.00	7/12/2010 10:47:42 AM
trade-watcher	$25.00	$25.00	7/12/2010 10:48:25 AM
tech310	$50.00	$50.00	7/12/2010 10:40:10 AM
mrzz	$25.00	$25.00	7/12/2010 10:50:01 AM
reinforced-reward	$25.00	$25.00	7/12/2010 10:50:07 AM
sandeepPR	$25.00	$25.00	7/12/2010 10:49:46 AM
credit-coach118	$45.00	$45.00	7/12/2010 10:41:33 AM
all_of_that_one	$25.00	$25.00	7/12/2010 10:50:06 AM
ebusinessagent	$25.00	$25.00	7/12/2010 10:50:10 AM
studious-bonus7	$100.00	$100.00	7/12/2010 10:51:36 AM
rcr549	$25.00	$25.00	7/12/2010 10:44:15 AM
zaxsan	$25.00	$25.00	7/12/2010 10:44:19 AM
laststrawman	$25.00	$25.00	7/12/2010 10:44:23 AM
unclejaef	$25.00	$25.00	7/12/2010 10:46:16 AM
BankOfFrankFairness	$48.88	$48.88	7/12/2010 10:46:27 AM
orindalender	$50.00	$50.00	7/12/2010 10:47:03 AM
buckyhead2000	$25.00	$25.00	7/12/2010 10:48:06 AM
serpentine	$50.00	$50.00	7/12/2010 10:49:00 AM
Hoov	$25.00	$25.00	7/12/2010 10:50:14 AM
reward-motion	$50.00	$50.00	7/12/2010 10:59:10 AM
FirstBank	$100.00	$100.00	7/12/2010 11:01:17 AM
jdrez	$25.00	$25.00	7/12/2010 11:01:28 AM
qtmspin	$25.00	$25.00	7/12/2010 10:53:13 AM
blue-euro-entrepreneur	$25.00	$25.00	7/12/2010 11:01:24 AM
vibraphone3	$50.00	$50.00	7/12/2010 11:02:02 AM
exchange-synapse	$50.00	$50.00	7/12/2010 11:02:15 AM
bold-special-peace7	$100.00	$95.98	7/12/2010 11:02:29 AM
villagers	$25.00	$25.00	7/12/2010 10:54:43 AM
ichibon	$100.00	$100.00	7/12/2010 10:54:58 AM
SimpleChoice	$25.00	$25.00	7/12/2010 10:59:20 AM
auction-sage	$25.00	$25.00	7/12/2010 10:59:25 AM
bambampk	$25.00	$25.00	7/12/2010 11:00:20 AM
DonaldColorado	$25.00	$25.00	7/12/2010 10:23:18 AM
Breakfast_Gypsy	$25.00	$25.00	7/12/2010 10:25:32 AM
Preferred-Lender	$25.00	$25.00	7/12/2010 10:26:23 AM
kenji4861	$25.00	$25.00	7/12/2010 10:28:05 AM
Comoparklender	$30.00	$30.00	7/12/2010 10:28:13 AM
bountiful-durability	$100.00	$100.00	7/12/2010 10:28:00 AM
kid8549	$25.00	$25.00	7/12/2010 10:18:25 AM
successful-euro	$50.00	$50.00	7/12/2010 10:29:13 AM
simplelender80	$100.00	$100.00	7/12/2010 10:29:19 AM
jangalt	$72.00	$72.00	7/12/2010 10:29:30 AM
proper-p2p6	$100.00	$100.00	7/12/2010 10:30:40 AM
AmericanCredit	$25.00	$25.00	7/12/2010 10:30:45 AM
commerce-voyager	$25.00	$25.00	7/12/2010 10:31:19 AM
moneyfriend	$50.00	$50.00	7/12/2010 10:31:04 AM
important-ore	$100.00	$100.00	7/12/2010 10:26:30 AM
Artist_Blue	$25.00	$25.00	7/12/2010 10:26:58 AM
robot81	$25.00	$25.00	7/12/2010 10:35:14 AM
BMP	$25.00	$25.00	7/12/2010 10:37:37 AM
bid-czar8	$100.00	$100.00	7/12/2010 10:28:32 AM
stensonb	$25.00	$25.00	7/12/2010 10:37:42 AM
nybanker85	$50.00	$50.00	7/12/2010 10:29:05 AM
tekkie2412	$50.00	$50.00	7/12/2010 10:29:25 AM
superchicken	$25.00	$25.00	7/12/2010 10:39:38 AM
pinnacle10	$25.00	$25.00	7/12/2010 10:39:33 AM
tntmojave	$25.00	$25.00	7/12/2010 10:30:26 AM
radforj22	$47.91	$47.91	7/12/2010 10:31:01 AM
rescue	$50.00	$50.00	7/12/2010 10:42:07 AM
SNH	$75.00	$75.00	7/12/2010 10:31:26 AM
Carpetkid	$50.00	$50.00	7/12/2010 10:41:38 AM
FlexFunding	$100.00	$100.00	7/12/2010 10:41:43 AM
skvat	$25.00	$25.00	7/12/2010 10:42:33 AM
ray1051	$50.00	$50.00	7/12/2010 10:42:30 AM
j2ee	$25.00	$25.00	7/12/2010 10:42:55 AM
Landselott	$25.00	$25.00	7/12/2010 10:44:31 AM
skywalkerR5	$25.00	$25.00	7/12/2010 10:44:36 AM
kulender	$50.00	$50.00	7/12/2010 10:44:46 AM
HamletTower	$25.00	$25.00	7/12/2010 10:44:51 AM
GElender	$50.00	$50.00	7/12/2010 10:44:10 AM
acropiloterau2002	$25.00	$25.00	7/12/2010 10:44:14 AM
Cai8899	$75.00	$75.00	7/12/2010 10:45:41 AM
potatoepicker	$50.00	$50.00	7/12/2010 10:46:06 AM
djs81	$50.00	$50.00	7/12/2010 10:46:11 AM
bds9646	$26.00	$26.00	7/12/2010 10:45:23 AM
Jassi	$25.00	$25.00	7/12/2010 10:46:18 AM
majormoves1	$25.00	$25.00	7/12/2010 10:45:54 AM
agreement-sycamore	$50.00	$50.00	7/12/2010 10:46:05 AM
zenchef	$25.00	$25.00	7/12/2010 10:46:59 AM
NATIVEBORN	$25.00	$25.00	7/12/2010 10:46:17 AM
virtualbank	$25.00	$25.00	7/12/2010 10:47:35 AM
BayShell	$39.77	$39.77	7/12/2010 10:46:49 AM
Mavrck88	$25.00	$25.00	7/12/2010 10:47:53 AM
Ivan2007	$50.00	$50.00	7/12/2010 10:47:57 AM
Rdodson11	$25.00	$25.00	7/12/2010 10:47:08 AM
Blue_HorseShoe	$25.00	$25.00	7/12/2010 10:48:00 AM
aasx1108	$25.00	$25.00	7/12/2010 10:47:26 AM
rbc_ventures	$25.00	$25.00	7/12/2010 10:48:13 AM
chief_wo	$25.00	$25.00	7/12/2010 10:47:40 AM
jasperpants	$25.00	$25.00	7/12/2010 10:48:15 AM
teufelhund	$25.00	$25.00	7/12/2010 10:47:54 AM
pound-flow	$50.00	$50.00	7/12/2010 10:48:28 AM
chipperjohnson	$50.00	$50.00	7/12/2010 10:49:58 AM
KeepOnRunning	$50.00	$50.00	7/12/2010 10:50:02 AM
VWA_to_the_Rescue	$25.00	$25.00	7/12/2010 10:41:17 AM
moola-man	$50.00	$50.00	7/12/2010 10:41:30 AM
reueljw	$25.00	$25.00	7/12/2010 10:50:12 AM
jt88	$25.00	$25.00	7/12/2010 10:41:57 AM
bold-durability-drum	$50.00	$50.00	7/12/2010 10:42:25 AM
Havana21	$25.00	$25.00	7/12/2010 10:42:37 AM
hookUup	$25.00	$25.00	7/12/2010 10:42:45 AM
dontscrewmeover1	$25.00	$25.00	7/12/2010 10:42:46 AM
delicious-social132	$40.00	$40.00	7/12/2010 10:42:52 AM
overflowinglife	$25.00	$25.00	7/12/2010 10:43:00 AM
syounker	$25.00	$25.00	7/12/2010 10:43:07 AM
american6	$25.00	$25.00	7/12/2010 10:51:49 AM
the-silver-blaster	$25.00	$25.00	7/12/2010 10:44:12 AM
Shockem923	$25.00	$25.00	7/12/2010 10:44:17 AM
jeffc92	$50.00	$50.00	7/12/2010 10:44:20 AM
sisterkate	$25.00	$25.00	7/12/2010 10:44:24 AM
anders94	$25.00	$25.00	7/12/2010 10:54:18 AM
bayareainv	$35.03	$35.03	7/12/2010 10:46:03 AM
TK4	$25.00	$25.00	7/12/2010 10:46:56 AM
enthralling-deal180	$100.00	$100.00	7/12/2010 10:56:12 AM
DavenportCapital	$25.00	$25.00	7/12/2010 10:48:23 AM
Katburg	$50.00	$50.00	7/12/2010 10:48:34 AM
RandyL3	$25.00	$25.00	7/12/2010 10:57:09 AM
thedoctor	$34.43	$34.43	7/12/2010 10:50:11 AM
head	$25.00	$25.00	7/12/2010 10:50:16 AM
objective-investor	$100.00	$100.00	7/12/2010 10:57:20 AM
deal-frontier	$100.00	$100.00	7/12/2010 10:58:33 AM
personal-lender	$25.00	$25.00	7/12/2010 10:51:27 AM
dinero-philosopher3	$25.00	$25.00	7/12/2010 11:00:31 AM
brightest-breathtaking-finance	$100.00	$100.00	7/12/2010 10:52:57 AM
Vegasjim	$25.00	$25.00	7/12/2010 10:55:15 AM
wwwUniversal	$25.00	$25.00	7/12/2010 11:10:09 AM
Prosp_Lender	$50.00	$50.00	7/12/2010 10:58:44 AM
179 bids
Borrower Payment Dependent Notes Series 465717
This series of Notes was issued and sold upon the funding of the borrower loan #43425, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-09-2010
				Auction end date:	Jul-14-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$121.27
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$121.27

Auction yield range:	10.93% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	7 / 6	Length of status:	3y 4m
Credit score:	640-659 (Jul-2010)	Total credit lines:	18	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$3,440	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	74%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	suave-money4	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
30 hp irr pump for hay farm
Purpose of loan:
This loan will be used to? replace a 30 horse power irrigation pump that irrigates 90 acres of our total 143 acres.? The bearings burned up on the old pump.

My financial situation:
I am a good candidate for this loan because? my finance and I own our farm outright.? Our vehicles and?farm equipment?are also owned outright.? We strongly believe in being debt free at all times.?? If we can't pay cash for an item we need we do without.?
This has been an unusual year for weather,? much more rain than normal,? forcing our hay crop to be a month late.??It is highly unusual ?for crops?to?be so late.???The late year has used up the emergency funds that we set aside for these kinds of situations.
?This is a well established, value added, alfalfa farm,? with over 25 years of experience.?? We do all the work ourselves including delivery of the hay with our semi and? 48 foot?flatbed trailer.?

Monthly net income: $ 4500

Monthly expenses: $
??Housing: $?????? ? 00
??Insurance: $?? 170
??Car expenses: $??? 200
??Utilities: $???? 1000
??Phone, cable, internet: $? 200
??Food, entertainment: $??? 300
??Clothing, household expenses $? 200
??Credit cards and other loans: $??? 200
??Other expenses: $?? 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

seisen	$100.00	$100.00	7/9/2010 4:49:56 PM
Barbaro	$25.00	$25.00	7/9/2010 4:50:06 PM
Sam65	$25.00	$25.00	7/9/2010 4:50:41 PM
ChuckieG	$50.00	$50.00	7/9/2010 4:50:53 PM
loan-genie88	$25.00	$25.00	7/9/2010 4:50:49 PM
purdue98	$25.00	$25.00	7/9/2010 4:51:03 PM
randsenterprise	$25.00	$25.00	7/9/2010 4:50:56 PM
AF-Chief	$28.00	$28.00	7/9/2010 4:51:06 PM
payment-freshmaker	$50.00	$50.00	7/9/2010 4:51:00 PM
successful-euro	$30.00	$30.00	7/9/2010 4:51:08 PM
sentimental-peace8	$25.00	$25.00	7/9/2010 4:53:02 PM
Artist_Blue	$25.00	$25.00	7/9/2010 4:50:00 PM
jonbozeman	$25.00	$25.00	7/9/2010 4:50:07 PM
shrewd-peace7	$25.58	$25.58	7/9/2010 4:50:42 PM
marketologist327	$25.00	$25.00	7/9/2010 4:50:48 PM
piter-to-la-investment	$25.00	$25.00	7/9/2010 4:51:21 PM
Speculator	$70.70	$70.70	7/9/2010 4:52:52 PM
DeutscheBank	$25.00	$25.00	7/9/2010 5:06:40 PM
thedreamer	$25.00	$25.00	7/9/2010 5:06:35 PM
head	$25.00	$25.00	7/9/2010 5:06:58 PM
money-bauble	$100.00	$100.00	7/9/2010 5:06:58 PM
moola-man	$25.00	$25.00	7/9/2010 5:07:02 PM
gallant-economy9	$25.00	$25.00	7/9/2010 5:07:07 PM
washboard1	$100.00	$100.00	7/9/2010 5:07:05 PM
OCedHrt	$50.00	$50.00	7/9/2010 5:07:14 PM
IntrepidInvestment	$50.00	$50.00	7/9/2010 5:08:13 PM
best-point-flow	$50.00	$50.00	7/9/2010 5:08:19 PM
S-Master	$25.00	$25.00	7/9/2010 5:13:21 PM
famous-bill	$50.00	$50.00	7/9/2010 5:05:36 PM
Katburg	$25.00	$25.00	7/9/2010 5:06:29 PM
jml3482	$25.00	$25.00	7/9/2010 5:07:15 PM
point-shooter	$25.00	$25.00	7/9/2010 5:08:12 PM
zorg77	$25.00	$25.00	7/9/2010 5:08:17 PM
autonomous-truth	$25.00	$2.90	7/9/2010 5:08:21 PM
green-rapid-openness	$50.00	$50.00	7/10/2010 7:25:48 AM
foothillender	$25.00	$25.00	7/10/2010 1:15:13 PM
radioglue	$52.04	$52.04	7/11/2010 10:38:31 AM
market-pudding	$25.00	$25.00	7/11/2010 2:19:14 PM
npokpr	$25.00	$25.00	7/11/2010 2:49:00 PM
Kaladen	$50.00	$50.00	7/11/2010 4:17:56 PM
Chesterite	$78.25	$78.25	7/13/2010 2:18:51 PM
maricel10	$50.00	$50.00	7/14/2010 2:00:44 AM
realtormoises	$25.00	$25.00	7/13/2010 8:48:00 PM
gizzywump	$25.00	$25.00	7/9/2010 4:50:37 PM
natural-greenback6	$25.00	$25.00	7/9/2010 4:50:45 PM
treasure-bliss	$100.00	$100.00	7/9/2010 4:50:43 PM
svandgts	$25.00	$25.00	7/9/2010 4:50:50 PM
attractive-rate	$25.00	$25.00	7/9/2010 4:50:47 PM
bassman2	$25.00	$25.00	7/9/2010 4:50:57 PM
GeelongTrader	$25.00	$25.00	7/9/2010 4:50:52 PM
dedicated-diversification5	$70.84	$70.84	7/9/2010 4:51:05 PM
stock106	$25.00	$25.00	7/9/2010 4:51:01 PM
hopethisworks	$25.00	$25.00	7/9/2010 4:51:11 PM
special-truth	$50.00	$50.00	7/9/2010 4:53:01 PM
KramericaIndustries	$25.00	$25.00	7/9/2010 4:52:51 PM
platinum-genetics	$43.34	$43.34	7/9/2010 4:53:03 PM
mtandb	$25.00	$25.00	7/9/2010 4:49:58 PM
parsec9	$25.00	$25.00	7/9/2010 4:50:46 PM
hgmlp	$25.00	$25.00	7/9/2010 4:50:58 PM
greenback-amplifier	$25.00	$25.00	7/9/2010 4:51:10 PM
Philkent	$25.00	$25.00	7/9/2010 4:52:48 PM
Comoparklender	$25.00	$25.00	7/9/2010 4:52:56 PM
social-conductor4	$25.00	$25.00	7/9/2010 4:53:00 PM
bryantsh	$25.00	$25.00	7/9/2010 5:06:38 PM
transaction-aggregator7	$25.00	$25.00	7/9/2010 5:06:31 PM
Dubbs360	$28.41	$28.41	7/9/2010 5:06:47 PM
orderly-loot	$25.00	$25.00	7/9/2010 5:06:53 PM
rescue	$100.00	$100.00	7/9/2010 5:07:03 PM
calkidd05	$25.00	$25.00	7/9/2010 5:07:12 PM
momoney2lend	$25.00	$25.00	7/9/2010 5:07:17 PM
kind-adventurous-finance	$30.00	$30.00	7/9/2010 5:08:15 PM
sympathetic-asset	$25.00	$25.00	7/9/2010 5:07:11 PM
Interstate_Rate	$39.94	$39.94	7/9/2010 5:08:18 PM
ethicalhumanist	$25.00	$25.00	7/9/2010 7:10:18 PM
AlexTrep	$25.00	$25.00	7/10/2010 6:39:45 AM
healingangel22	$25.00	$25.00	7/10/2010 6:33:29 AM
green-rapid-openness	$50.00	$50.00	7/10/2010 7:25:25 AM
heerzaquestion	$25.00	$25.00	7/11/2010 11:22:36 AM
Reliance_Banker	$25.00	$25.00	7/12/2010 4:36:05 PM
irrelevant	$25.00	$25.00	7/13/2010 9:44:33 AM
sweetlan	$25.00	$25.00	7/13/2010 3:50:19 PM
GrowthAspirations	$50.00	$50.00	7/13/2010 6:26:32 PM
Spiceyduck	$50.00	$50.00	7/13/2010 5:16:38 PM
wlm3012	$25.00	$25.00	7/14/2010 8:02:22 AM
84 bids
Borrower Payment Dependent Notes Series 466413
This series of Notes was issued and sold upon the funding of the borrower loan #43469, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jul-13-2010
				Auction end date:	Jul-14-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$90.47

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1997	Debt/Income ratio:	10%
Basic (1-10):	5	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 1	Length of status:	13y 3m
Credit score:	660-679 (Jun-2010)	Total credit lines:	16	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	successful-repayment5	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Provisional Patent
Purpose of loan:
This money will be used to pay my attorney to file a provisional patent on a new product two partners and I have developed that benefits children.? Although I cannot disclose the product for obvious reasons, I can tell you that I have worked for a large fresh produce company for over 10 years, and this product will encourage children to eat more fresh produce.? I am using an attorney to file the patent as it will maximize the chance for success.

My financial situation:
I am a good candidate for this loan because? I have a high salary at a company where I have worked for 13 years.? I?have a great payment history on all of my accounts.

Monthly net income: $ 8000

Monthly expenses: $
??Housing:? $ 3000
??Insurance: $ 100
??Car expenses: $ 1100
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 600
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 500
??Other expenses: $ 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bassman2	$25.00	$25.00	7/13/2010 4:16:52 PM
logical-loyalty0	$25.00	$25.00	7/13/2010 4:19:57 PM
loanfairy	$25.00	$25.00	7/13/2010 4:19:58 PM
moopi	$50.00	$50.00	7/13/2010 4:20:01 PM
schpere	$25.00	$25.00	7/13/2010 4:20:05 PM
loan-genie88	$25.00	$25.00	7/13/2010 4:19:56 PM
zone8	$100.00	$100.00	7/13/2010 4:20:40 PM
nanda	$25.00	$25.00	7/13/2010 4:41:10 PM
gelidfrank	$25.00	$25.00	7/13/2010 4:40:39 PM
birddogsb	$50.00	$50.00	7/13/2010 4:41:04 PM
RMB-Investments	$25.00	$25.00	7/13/2010 4:51:32 PM
special-currency6	$25.00	$25.00	7/13/2010 4:49:48 PM
sweetlan	$25.00	$25.00	7/13/2010 4:51:36 PM
SBT	$25.00	$25.00	7/13/2010 4:41:26 PM
villagers	$25.00	$25.00	7/13/2010 4:41:54 PM
upright-revenue7	$25.00	$25.00	7/13/2010 4:54:45 PM
HenryS	$31.39	$31.39	7/13/2010 4:55:01 PM
AlexTrep	$25.00	$25.00	7/13/2010 5:04:39 PM
CSIGuy	$50.00	$50.00	7/13/2010 5:03:51 PM
rock-turner	$25.00	$25.00	7/13/2010 4:51:39 PM
resource777	$50.00	$50.00	7/13/2010 4:53:46 PM
unger	$50.00	$50.00	7/13/2010 7:42:15 PM
uncleegg	$31.01	$31.01	7/13/2010 5:04:37 PM
careful-credit1	$100.00	$100.00	7/13/2010 9:18:58 PM
Lender-Trader	$28.09	$28.09	7/13/2010 10:19:33 PM
kenang1	$32.00	$32.00	7/13/2010 10:44:40 PM
glroark	$50.00	$50.00	7/14/2010 7:36:24 AM
revenue-driver8	$25.00	$25.00	7/14/2010 9:16:23 AM
terrific-peace8	$50.00	$22.51	7/14/2010 10:22:44 AM
hard-working-loot	$25.00	$25.00	7/13/2010 4:16:59 PM
famous-bill	$50.00	$50.00	7/13/2010 4:20:24 PM
dedication-merman	$50.00	$50.00	7/13/2010 4:19:52 PM
svandgts	$50.00	$50.00	7/13/2010 4:20:08 PM
nybanker85	$75.00	$75.00	7/13/2010 4:20:09 PM
BlessedEveryDay	$30.00	$30.00	7/13/2010 4:20:14 PM
Brainworm	$25.00	$25.00	7/13/2010 4:20:15 PM
Gibbyland	$50.00	$50.00	7/13/2010 4:20:29 PM
Diamond_Jim	$25.00	$25.00	7/13/2010 4:40:44 PM
Caerus	$25.00	$25.00	7/13/2010 4:41:22 PM
treasure-hunter270	$25.00	$25.00	7/13/2010 4:40:49 PM
coasterman	$25.00	$25.00	7/13/2010 4:42:47 PM
S-Master	$25.00	$25.00	7/13/2010 4:46:58 PM
simplelender80	$50.00	$50.00	7/13/2010 4:40:56 PM
enthusiastic-balance5	$100.00	$100.00	7/13/2010 4:41:16 PM
Comoparklender	$50.00	$50.00	7/13/2010 4:51:33 PM
jamiee73	$25.00	$25.00	7/13/2010 5:07:03 PM
income-giraffe7	$50.00	$50.00	7/13/2010 7:46:36 PM
Rogesparkguy	$25.00	$25.00	7/13/2010 8:28:04 PM
P2InvestorSolutions	$100.00	$100.00	7/13/2010 8:57:36 PM
jakebrady	$25.00	$25.00	7/14/2010 7:18:37 AM
green-thoughtful-yield	$50.00	$50.00	7/14/2010 7:56:59 AM
51 bids